LOAN AGREEMENT


                                     between


                               1290 PARTNERS, L.P.
                                   as Borrower


                            The Lenders Party Hereto
                                   as Lenders


                                       and


                      GENERAL ELECTRIC CAPITAL CORPORATION
                             as Administrative Agent


                          Date: As of December 13, 1999



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                                TABLE OF CONTENTS
                                                                        Page No.

ARTICLE 1 CERTAIN DEFINITIONS.................................................1

Section 1.1.     Certain Definitions..........................................1
Section 1.2.     Types of Loans..............................................18

ARTICLE 2 LOAN TERMS.........................................................18

Section 2.1.     The Commitments, Loans and Notes............................18
Section 2.2.     Interest Rate; Late Charges.................................19
Section 2.3.     Terms of Payment............................................20
Section 2.4.     Security....................................................22
Section 2.5.     Reserved....................................................23
Section 2.6.     Payments; Pro Rata Treatment; Etc...........................23
Section 2.7.     Yield Protection; Etc.......................................26
Section 2.8.     Interest Rate Guaranty Reimbursement........................31
Section 2.9.     Agency Fee..................................................32

ARTICLE 3 INSURANCE, CONDEMNATION, AND IMPOUNDS..............................32

Section 3.1.     Insurance...................................................32
Section 3.2.     Use and Application of Insurance Proceeds...................34
Section 3.3.     Condemnation Awards.........................................35
Section 3.4.     Impounds....................................................35
Section 3.5.     Pledge and Grant of Security Interest.......................36
Section 3.6.     Lockbox Account.............................................37
Section 3.7.     Cash Management Account.....................................38
Section 3.8.     Payments Received Under the Cash Management Agreement.......40
Section 3.9.     Security Deposit Reserve Account............................41

ARTICLE 4 ENVIRONMENTAL MATTERS..............................................41

Section 4.1.     Certain Definitions.........................................41
Section 4.2.     Representations and Warranties on Environmental Matters.....42
Section 4.3.     Covenants on Environmental Matters..........................42
Section 4.4.     Allocation of Risks and Indemnity...........................43
Section 4.5.     No Waiver...................................................44

ARTICLE 5 LEASING MATTERS....................................................44

Section 5.1.     Representations and Warranties on Leases....................44
Section 5.2.     Standard Lease Form; Approval Rights........................44
Section 5.3.     Covenants...................................................45
Section 5.4.     Tenant Estoppels............................................46

ARTICLE 6 REPRESENTATIONS AND WARRANTIES.....................................46

Section 6.1.     Organization and Power......................................46
Section 6.2.     Validity of Loan Documents..................................46
Section 6.3.     Liabilities; Litigation.....................................47
Section 6.4.     Taxes and Assessments.......................................47
Section 6.5.     Other Agreements; Defaults..................................47
Section 6.6.     Compliance with Law.........................................47
Section 6.7.     Location of Borrower........................................48
Section 6.8.     ERISA.......................................................48
Section 6.9.     Margin Stock................................................48
Section 6.10.    Tax Filings.................................................48
Section 6.11.    Solvency....................................................48
Section 6.12.    Full and Accurate Disclosure................................49
Section 6.13.    Single Purpose Entity.......................................49
Section 6.14.    Management Agreement........................................49
Section 6.15.    Year 2000 Compliance........................................49
Section 6.16.    No Conflicts................................................49
Section 6.17.    Title.......................................................50
Section 6.18.    Use of Project..............................................50
Section 6.19.    Flood Zone..................................................50
Section 6.20.    Insurance...................................................50
Section 6.21.    Certificate of Occupancy; Licenses..........................50
Section 6.22     Physical Condition..........................................50
Section 6.22     Boundaries..................................................51
Section 6.24     Survey......................................................51
Section 6.25     Filing and Recording Taxes..................................51
Section 6.26     Investment Company Act......................................51
Section 6.27     Interest Rate Hedge Agreement...............................51

ARTICLE 7 FINANCIAL REPORTING................................................52

Section 7.1      Financial Statements........................................52
Section 7.3.     Other Information...........................................53
Section 7.4.     Annual Budget...............................................53
Section 7.5.     Audits......................................................54

ARTICLE 8 COVENANTS 54

Section 8.1.     Due on Sale and Encumbrance; Transfers of Interests.........54
Section 8.2.     Taxes; Charges..............................................57
Section 8.3.     Control; Management.........................................57
Section 8.4.     Operation; Maintenance; Inspection..........................58
Section 8.5.     Taxes on Security...........................................58
Section 8.6.     Legal Existence; Name, Etc..................................59
Section 8.7.     Affiliate Transactions......................................59
Section 8.8.     Limitation on Other Debt....................................59
Section 8.9.     Further Assurances..........................................59
Section 8.10.    Estoppel Certificates.......................................59
Section 8.11.    Notice of Certain Events....................................60
Section 8.12.    Indemnification.............................................60
Section 8.13.    Payment For Labor and Materials.............................60
Section 8.14.    Alterations.................................................61
Section 8.15.    Handicapped Access..........................................61
Section 8.16     Interest Rate Protection Agreement..........................61

ARTICLE 9 EVENTS OF DEFAULT..................................................62

Section 9.1.     Payments....................................................62
Section 9.2.     Insurance...................................................63
Section 9.3.     Single Purpose Entity.......................................63
Section 9.4.     Taxes.......................................................63
Section 9.5.     Sale, Encumbrance, Etc......................................63
Section 9.6.     Representations and Warranties..............................63
Section 9.7.     Other Encumbrances..........................................63
Section 9.8.     Involuntary Bankruptcy or Other Proceeding..................63
Section 9.9.     Voluntary Petitions, Etc....................................63
Section 9.10.    Covenants...................................................64

ARTICLE 10 REMEDIES 64

Section 10.1.    Remedies - Insolvency Events................................64
Section 10.2.    Remedies - Other Events.....................................64
Section 10.3.    Lender's Right to Perform the Obligations...................64

ARTICLE 11 MISCELLANEOUS.....................................................65

Section 11.1.    Notices.....................................................65
Section 11.2.    Amendments, Waivers, Etc....................................66
Section 11.3.    Limitation on Interest......................................66
Section 11.4.    Invalid Provisions..........................................67
Section 11.5.    Reimbursement of Expenses...................................67
Section 11.6.    Approvals; Third Parties; Conditions........................68
Section 11.7.    Lenders and Administrative Agent Not in Control;
                    No Partnership.......................................... 68
Section 11.8.    Brokers.....................................................69
Section 11.9.    Time of the Essence.........................................69
Section 11.10.   Successors and Assigns; Secondary Market Transactions.......69
Section 11.11.   Renewal, Extension or Rearrangement.........................70
Section 11.12.   Waivers.....................................................70
Section 11.13.   Cumulative Rights...........................................70
Section 11.14.   Singular and Plural.........................................71
Section 11.15.   Phrases.....................................................71
Section 11.16.   Exhibits and Schedules......................................71
Section 11.17.   Titles of Articles, Sections and Subsections................71
Section 11.18.   Promotional Material........................................71
Section 11.19.   Survival....................................................71
Section 11.20.   WAIVER OF JURY TRIAL........................................72
Section 11.21.   Waiver of Punitive or Consequential Damages.................72
Section 11.22.   Governing Law...............................................72
Section 11.23.   Entire Agreement............................................73
Section 11.24.   Counterparts................................................74
Section 11.25.   Assignments and Participations..............................74

ARTICLE 12 LIMITATIONS ON LIABILITY..........................................76

Section 12.1.    Limitation on Liability.....................................76
Section 12.2.    Limitation on Liability of the Administrative Agent's
                    and the Lenders' Officers, Employees, etc..........      77

ARTICLE 13 THE ADMINISTRATIVE AGENT..........................................77

Section 13.1.    Appointment, Powers and Immunities..........................77
Section 13.2.    Reliance by Administrative Agent............................78
Section 13.3.    Defaults....................................................78
Section 13.4.    Rights as a Lender..........................................78
Section 13.5.    Standard of Care; Indemnification...........................78
Section 13.6.    Non-Reliance on Administrative Agent and Other Lenders......79
Section 13.7.    Failure to Act..............................................79
Section 13.8.    Resignation of Administrative Agent.........................80





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-v-


                         LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A            -        LEGAL DESCRIPTION OF PROJECT
EXHIBIT B            -        FORM OF PAYMENT INSTRUCTION LETTER
EXHIBIT C            -        FORM OF NOTE
EXHIBIT D            -        FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT E            -        FORM OF INTEREST RATE PROTECTION PLEDGE
EXHIBIT F            -        FORM OF LOCKBOX AGREEMENT
EXHIBIT G            -        TERMS OF INTERCREDITOR AGREEMENT
EXHIBIT H            -        FORM OF INTEREST RATE GUARANTY
EXHIBIT I            -        INTEREST RATE PROTECTION AGREEMENT

SCHEDULE 1           -        COMMITMENTS
SCHEDULE 2.1         -        ADVANCE CONDITIONS
SCHEDULE 2.3(1)      -        INTEREST PAYMENT ACCOUNT
SCHEDULE 2.4(1)      -        CAPITAL IMPROVEMENTS RESERVE
SCHEDULE 2.4(2)      -        LEASING RESERVE
SCHEDULE 3.4         -        FORM OF TAX AND INSURANCE DISBURSEMENT REQUEST
SCHEDULE 3.9         -        FORM OF SECURITY DEPOSIT DISBURSEMENT REQUEST
SCHEDULE 5.1         -        EXCEPTIONS TO LEASE REPRESENTATIONS
SCHEDULE 6.3         -        LIABILITIES
SCHEDULE 8.7         -        AFFILIATE TRANSACTIONS

                                 LOAN AGREEMENT


          This Loan Agreement (this "Agreement") is entered into as of December 13, 1999 among 1290 PARTNERS, L.P., a limited partnership duly organized and validly existing under the laws of the State of Delaware ("Borrower"); each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereof and each lender that becomes a "Lender" after the date hereof pursuant to Section 11.25(2) (individually, a "Lender" and, collectively, the "Lenders"); and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                                   ARTICLE 1

                               CERTAIN DEFINITIONS

     Section 1.1. Certain Definitions. As used herein, the following terms have the meanings indicated:

          (1) "Access Laws" has the meaning assigned in Section 8.15.

          (2) "Acceptable Issuer" shall mean a financial institution having offices in New York, New York whose long term unsecured debt obligations are rated at least "AA" or better by Standard & Poor's Rating Services (a division of The McGraw Hill Companies, Inc.) (or the equivalent rating by any other nationally recognized statistical rating agency) and otherwise reasonably satisfactory to the Administrative Agent.

          (3) "Account Pledge" means that certain Assignment, Pledge, Security Agreement and Control, dated the date hereof, between Borrower and Administrative Agent (on behalf of the Lenders), as the same may be modified or amended from time to time.

          (4) "Accounts" means the Cash Management Account, the Tax and Insurance Escrow Account, the Capital Improvements Reserve Account, the Leasing Reserve Account, the Security Deposit Account and the Curtailment Account.

          (5) "Actual Debt Service Coverage Ratio" means, for the period of time for which the calculation is being made (or, if no time period is specified, for the twelve (12) months preceding the date on which the calculation is being made), the ratio of (a) Actual Net Operating Income to (b) Debt Service, assuming for purposes of such calculation that the Contract Rate is equal to the fixed rate of interest payable to the Counterparty under the Interest Rate Protection Agreement plus two (2%) percent per annum, unless the Interest Rate Protection Agreement is not then in effect, in which case the Contract Rate applicable under Section 2.2 shall apply, and making appropriate normalizing adjustments to address the payment by certain tenants at the Project of real estate tax escalations on a semi-annual basis. The Actual Debt Service Coverage Ratio shall be as determined by the Administrative Agent based upon the most recent reports required to have been submitted by Borrower under Section 7.1 (or, if no such reports have been so submitted, such other information as Administrative Agent shall determine in its sole discretion), which determination shall be conclusive in the absence of manifest error.

          (6) "Actual Net Operating Income" means the amount by which Operating Revenues exceeds Operating Expenses.

          (7) "Additional Costs" has the meaning assigned in Section 2.7(1)(a).

          (8) "Adjusted Debt Service Coverage Ratio" means, for the period of time for which the calculation is being made (or, if no time period is specified, for the twelve (12) months preceding the date on which the calculation is being made), the ratio of (a) Adjusted Net Operating Income to
(b) Debt Service, assuming for purposes of such calculation that the Contract Rate is equal to the fixed rate of interest payable to the Counterparty under the Interest Rate Protection Agreement plus two (2%) percent per annum, unless the Interest Rate Protection Agreement is not then in effect, in which case the Contract Rate applicable under Section 2.2 shall apply. The Adjusted Debt Service Coverage Ratio shall be as determined by the Administrative Agent based upon the most recent reports required to have been submitted by Borrower under
Section 7.1 (or, if no such reports have been so submitted, such other information as Administrative Agent shall determine in its sole discretion), which determination shall be conclusive in the absence of manifest error.

          (9) "Adjusted Libor Rate" means, for any Interest Period for any Eurodollar Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the Libor Base Rate for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Interest Period.

          (10) "Adjusted Net Operating Income" means the amount by which Adjusted Operating Revenues exceeds Adjusted Operating Expenses.

          (11) "Adjusted Operating Expenses" means, as of any given date, all Operating Expenses for the twelve (12) full calendar months preceding such date, as determined and adjusted by Administrative Agent in accordance with its audit policies and procedures consistent with, and similar in substance to, the policies and procedures used in connection with the original underwriting of the Loan including, without limitation, adjustments to reflect (a) management fees equal to the greater of (i) actual management fees (including the fair and equitable portion of compensation paid to off-site employees of the Manager working on matters relating to the Project) and (ii) 3% of Operating Revenues,
(b) capital repair expenditures equal to $0.25 per rentable square foot per annum and (c) other known changes in Operating Expenses.

          (12) "Adjusted Operating Revenues" means, as of any given date, all Operating Revenues for the twelve (12) full calendar months preceding such date (except in the case of fixed base rent payable under leases, where such amounts shall be determined based upon the annualized fixed base rent payable during the immediately preceding calendar month under all leases at the Project which are not then in default), as determined and adjusted by Administrative Agent in accordance with its audit policies and procedures consistent with, and similar in substance to, the policies and procedures used in connection with the original underwriting of the Loan, including, without limitation, (a) adjustments to reflect occupancy based on the lesser of

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(i) actual  occupancy  and (ii) 95%  occupancy  and (b) the  inclusion of rental payments for executed leases then subject to a free rent or other rental abatement period (if applicable) as if such payments were being made, provided the lease has been approved by Administrative Agent and the tenant is not in default hereunder.

          (13) "Advance Date" has the meaning assigned in Section 2.6(3).

          (14) "Affiliate" means (a) any corporation in which Borrower or any partner, shareholder, director, officer, member, or manager of Borrower directly or indirectly owns or controls more than ten percent (10%) of the beneficial interest, (b) any partnership, joint venture or limited liability company in which Borrower or any partner, shareholder, director, officer, member, or manager of Borrower is a partner, joint venturer or member, (c) any trust in which Borrower or any partner, shareholder, director, officer, member or manager of Borrower is a trustee or beneficiary, (d) any entity of any type which is directly or indirectly owned or controlled by Borrower or any partner, shareholder, director, officer, member or manager of Borrower, (e) any partner, shareholder, director, officer, member, manager or employee of Borrower, (f) any Person related by birth, adoption or marriage to any partner, shareholder, director, officer, member, manager, or employee of Borrower, or (g) any Borrower Party.

          (15) "Agency Fee" means the agency fee agreed to by Borrower and the Administrative Agent pursuant to the Fee Letter.

          (16) "Agreement" means this Loan Agreement, as amended from time to time.

          (17) "Alternate Base Rate" means, for any day, a rate per annum equal to the Prime Rate in effect for such day plus seventy-five one-hundredths of one percent (0.75%) per annum.

          (18) "Alternate Base Rate Loans" means Loans that bear interest at rates based upon the Alternate Base Rate.

          (19) "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the respective signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

          (20) "Approved Expenses" means, during any Trigger Period, such Operating Expenses as shall have been set forth in the Approved Annual Budget for the period in question, together with any other reasonable and customary Operating Expenses and extraordinary Operating Expenses not set forth in such Approved Annual Budget which Administrative Agent shall have approved of in writing in its sole but reasonable discretion.

          (21) "Appraisal" means an appraisal of the Project prepared by an MAI appraiser selected by or otherwise satisfactory to the Administrative Agent in its sole discretion, which appraisal must also (a) satisfy the requirements of Title 11 of the Financial Institution Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder

(including the appraiser with respect thereto) and (b) be otherwise in form and substance satisfactory to the Administrative Agent.

          (22) "Asset Management Agreement" means that certain Asset Management Agreement, dated as of October 10, 1996, between Asset Manager and the REIT with respect to the asset management of the Project by the Asset Manager, together with any asset management agreements entered into with future asset managers in accordance with the terms of this Agreement.

          (23) "Asset Manager" means 970 Management, LLC, a New York limited liability company, which is initially the asset manager of the Project under the Asset Management Agreement, together with any successor asset managers appointed for the Project in accordance with the terms of this Agreement.

          (24) "Asset Manager Comfort Letter" means that certain letter agreement, dated the date hereof, among the Administrative Agent (on behalf of the Lenders), the REIT and the Asset Manager, as the same may be modified or amended from time to time.

          (25) "Assignment and Acceptance" means an Assignment and Acceptance, duly executed by the parties thereto, in substantially the form of Exhibit D hereto and consented to by the Administrative Agent in accordance with Section 11.25(2).

          (26) "Assignment of Rents and Leases" means the Assignment of Rents and Leases, executed by Borrower for the benefit of the Administrative Agent (on behalf of the Lenders), and pertaining to leases of space in the Project, as the same may be modified or amended from time to time.

          (27) "Basle Accord" means the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and
Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

          (28) "Borrower Account" has the meaning assigned in Section 3.6.

          (29) "Borrower Party" means any general partner in Borrower, and any general partner in any partnership that is a general partner in Borrower, at any level.

          (30) "Business Day" means (a) any day other than a Saturday, a Sunday, or other day on which commercial banks located in the New York City , Frankfurt, Germany and London, England are authorized or required by law to remain closed and (b) in connection with a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such borrowing, payment, prepayment or Conversion, the term "Business Day" shall also exclude a day on which banks are not open for dealings in Dollar deposits in the London interbank market.

          (31) "Capital Improvements Reserve Account" has the meaning assigned in Schedule 2.4(1).

          (32) "Cash  Management  Account"  has the meaning  assigned in Section
3.7.

          (33) "Cash on Cash Return" means the ratio, expressed as a percentage, of (a) annualized Adjusted Net Operating Income to (b) the outstanding principal balance of the Loans.

          (34) "Code" means the Internal Revenue Code of 1986, as amended.

          (35) "Commitment" means, as to each Lender, the obligation of such Lender to make a Loan in a principal amount up to but not exceeding the amount set opposite the name of such Lender on Schedule 1 under the caption "Commitment" or, in the case of a Person that becomes a Lender pursuant to an assignment permitted under Section 11.25(2), as specified in the respective instrument of assignment pursuant to which such assignment is effected. The original aggregate principal amount of the Commitments is $425,000,000.

          (36) "Consumer Price Index" means the "Consumer Price Index -- For all Items for the New York-Northern New Jersey Area (1982-1984=100)", published monthly in the "Monthly Labor Review" of the Bureau of Labor Statistics of the United States Department of Labor. If at any time the Consumer Price Index is no longer available, then the term "Consumer Price Index" shall be an index selected by Administrative Agent which, in the opinion of Administrative Agent, is comparable to the Consumer Price Index.

          (37)  "Continue"   "Continuation"   and   "Continued"   refer  to  the
continuation pursuant to Section 2.2 of a Eurodollar Loan from one Interest Period to the next Interest Period for such Loan.

          (38) "Contract Rate" has the meaning assigned in Article 2.

          (39) "Counterparty" shall mean Morgan Stanley Derivative Products, Inc. and any substitute or successor counterparty having a credit rating satisfactory to, and otherwise approved by, the Administrative Agent in its sole discretion.

          (40) "Convert" "Conversion" and "Converted" refer to a conversion pursuant to the terms of this Agreement of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

          (41) "Curtailment Account" has the meaning assigned in Schedule 3.7.

          (42) "Debt" means, for any Person, without duplication: (a) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (b) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable, if such amounts were advanced under the credit facility, (c) all amounts required to be paid by such Person as a guaranteed payment to partners, members (or other equity holders) or a preferred or special dividend, including any mandatory redemption of shares or interests, (d) all indebtedness guaranteed by such Person, directly or indirectly, (e) all obligations under leases that constitute capital leases for which such Person is liable, and (f) all obligations of such

Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

          (43) "Debt Service" means the aggregate interest and other payments due under the Loans for the period of time for which calculated, but excluding
(a) payment of Net Cash Flow applied to reduction of principal and (b) escrows or reserves required by the Administrative Agent. In addition to the foregoing, for purposes of determining whether a Mezzanine Loan will be permitted (as more particularly provided in Section 8.1(2)), Debt Service shall include the aggregate interest, principal and other payments due under any other outstanding permitted Debt relating to the Project approved by the Administrative Agent for the period of time for which calculated (including actual or pro-forma payments due under the Mezzanine Loan).

          (44) "Default Rate" means the lesser of (a) the maximum rate of interest allowed by applicable law, and (b) five percent (5%) per annum in excess of (i) with respect to Alternate Base Rate Loans, the Alternate Base Rate as in effect from time to time or (ii) with respect to Eurodollar Loans, the respective Contract Rate for such Eurodollar Loan.

          (45) "Depository Bank" means The Chase Manhattan Bank and any other financial institution approved by the Administrative Agent in writing in its discretion.

          (46) "Dollars" and "$" means lawful money of the United States of America.

          (47) "Environmental Laws" has the meaning assigned in Article 4.

(48) "Eurodollar Loans" means Loans that bear interest at rates based on rates referred to in the definition of "Libor Base Rate".

          (49) "Event of Default" has the meaning assigned in Article 9.

          (50) "Extension Option" has the meaning assigned in Section 2.3(4).

          (51) "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Bankers Trust Company on such Business Day on such transactions as determined by the Administrative Agent, or such other commercial bank with deposits exceeding $1,000,000,000 as selected by the Administrative Agent.

          (52) "Fee Letter" means the letter agreement, dated the date hereof, between the Borrower and the Administrative Agent with respect to certain fees payable by Borrower in connection with the Loans, as the same may be modified or amended from time to time.

          (53) "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the American Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the United States accounting profession, to the extent such principles are applicable to the facts and circumstances on the date of determination, in all cases consistently applied.

          (54) "GECC" means General Electric Capital Corporation.

          (55) "Hazardous Materials" has the meaning assigned in Article 4.

          (56)  "Impound  Account"  has the meaning  assigned  in Schedule  3.4.

          (57) "Intercreditor Agreement" means an intercreditor agreement between Administrative Agent (on behalf of the Lenders) and the Mezzanine Lender incorporating the terms and conditions set forth in Exhibit G attached hereto and otherwise reasonably acceptable to the Administrative Agent.

          (58) "Interest Period" means, for any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Loan of another Type or (in the event of a Continuation) the last day of the next preceding Interest Period for such Loan, and ending on the first Business Day of the next calendar month; provided that, if any Interest Period would otherwise end after the Maturity Date, such Loan shall not be Continued as, or Converted into, a Eurodollar Loan and shall bear interest at the Alternate Base Rate. In no event may Borrower have more than one Interest Period in respect of Eurodollar Loans from all Lenders outstanding at any one time and to the extent any Loan does not qualify for such Interest Period, such loan shall bear interest at the Alternative Base Rate.

          (59) "Interest Rate Guaranty" means a guaranty agreement or agreements in the form of Exhibit H attached hereto made by GECC with respect to Borrower's obligations under the Interest Rate Protection Agreement, together with all amendments, modifications or supplements thereto.

          (60) "Interest Rate Protection Agreement" shall mean (a) during the initial term of the Loans, that certain ISDA Master Agreement, dated as of December 13, 1999, between Borrower and the Counterparty, together with the Schedule thereto and a trade confirmation thereunder, each dated as of the date of the aforementioned ISDA Master Agreement, with respect to an interest rate swap transaction in the notional amount of $425,000,000, and (b) during any extension period, if Borrower duly exercises the Extension Option, such interest rate swap, cap or collar agreement or similar arrangement between Borrower and one or more financial institutions acceptable to the Administrative Agent providing for the transfer or mitigation of interest risks either generally or under specific conditions in a manner satisfactory to the Administrative Agent, the obligations of Borrower under the agreement specified in the foregoing clause (a) being guaranteed by GECC pursuant to the Interest Rate Guaranty.

          (61) "Interest Rate Protection Pledge" shall mean an Assignment, Pledge and Security Agreement in the form of Exhibit E attached hereto, to be executed, dated and delivered by Borrower to the Administrative Agent (on behalf of the Lenders) at any time Borrower elects to enter into an Interest Rate Protection Agreement, covering Borrower's right, title and interest in and to any such Interest Rate Protection Agreement, as the same may from time to time hereafter be modified, supplemented or amended.

          (62) "Leasing Reserve" has the meaning assigned in Schedule 2.4(2).

          (63) "Leasing Reserve Account" has the meaning assigned in Schedule 2.4(2).

          (64) "Letter of Credit" has the meaning assigned in Section 3.7(3).

          (65) "Libor Base Rate" means, for any Interest Period for any Eurodollar Loan, the rate per annum appearing on Page 3750 of the Dow Jones Markets (Telerate) Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m. London time on the date two Business Days prior to the first day of such Interest Period as the rate for the offering of Dollar deposits having a term comparable to such Interest Period, provided that if such rate does not appear on such page, or if such page shall cease to be publicly available, or if the information contained on such page, in the reasonable judgment of the Administrative Agent shall cease accurately to reflect the rate offered by leading banks in the London interbank market as reported by any publicly available source of similar market data selected by the Administrative Agent, the Libor Base Rate for such Interest Period shall be determined from such substitute financial reporting service as the Administrative Agent in its discretion shall determine.

          (66) "Lien" means any lien, mortgage, encumbrance or other similar interest, or claim thereof, in the Project securing an obligation owed to, or a claim by, any Person other than the owner of the Project, whether such interest is based on common law, statute or contract, including the lien or security interest arising from a deed of trust, mortgage, assignment, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting the Project.

          (67) "Limiting Regulation" means any law or regulation of the Federal Republic of Germany, or any interpretation, directive or request under any such law or regulation (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof, or any internal bank policy resulting therefrom (applicable to loans made in the United States of America) which would or could in any way require a Lender to have the approval right contained in Section 8.1(4).

          (68) "Loans" means the loans to be made by the Lenders to Borrower under this Agreement and all other amounts evidenced or secured by the Loan Documents.

          (69) "Loan Documents" means: (a) this Agreement, (b) the Notes, (c) the Fee Letter, (d) any letter of credit provided to the Administrative Agent in connection with the Loan, (e) the Mortgage, (f) the Assignment of Rents and Leases, (f) the Subordination of Management Agreement, (h) the Lockbox Agreement, (i) the Interest Rate Protection Agreement, (j) the Interest Rate Protection Pledge, (k) Uniform Commercial Code financing statements, (l) the Account Pledge, (m) such assignments of management agreements, contracts and other rights as may be required under the Commitment or otherwise requested by the Administrative Agent, (n) any Intercreditor Agreement, (o) the Asset Manager Comfort Letter, (p) all other documents evidencing, securing, governing or otherwise pertaining to the Loans, and (q) all amendments, modifications, renewals, substitutions and replacements of any of the foregoing.

          (70) "Loan Year" means the period between the date hereof and December 31, 2000 for the first Loan Year and the period between each succeeding January 1st and December 31st until the Maturity Date.

          (71) "Loan-to-Value Ratio" means, as of the date such calculation is being made, the ratio, expressed as a percentage, of (a) the then outstanding principal balance of the Loans to (b) the "as is" appraised value of the Property as set forth in a current Appraisal of the Project.

          (72) "Lockbox Account" has the meaning set forth in Section 3.6.

          (73) "Lockbox Agreement" has the meaning set forth in Section 3.6.

          (74) "Lockbox Bank" has the meaning set forth in Section 3.6.

          (75) "Majority Lenders" means Lenders holding more than 66 2/3% of the aggregate outstanding principal amount of the Loans or, if the Loans shall not have been made, more than 66 2/3% of the Commitments.

          (76) "Major Lease" means any single lease at the Project demising 25,000 or more square feet or any single lease at the Project (regardless of the amount of square feet covered thereby) which, in the aggregate with all other space in the Project leased to the same tenant or any affiliate thereof during the preceding six (6) month period, covers 40,000 or more square feet.

          (77) "Management Agreement" means that certain Management and Leasing Agreement, dated as of October 10, 1996 and modified by certain handwritten changes to such agreement made on or about December 2, 1999 in order to correct a number of erroneous references to 237 Park Avenue, New York, New York as the subject of such agreement, between Manager and Borrower with respect to the management of the Project by the Manager, together with any management agreements entered into with future Managers in accordance with the terms of this Agreement.

          (78) "Manager" means Tishman Speyer Properties, L.P., a New York limited partnership, which is initially the property manager of the Project under the Management Agreement, together with any successor property managers appointed for the Project in accordance with the terms of this Agreement.

          (79)  "Maturity  Date" means the earlier of (a)(i)  January 2, 2003 or
(ii) if the Extension Option is duly exercised, January 2, 2004 or (b) any earlier date on which all of the Loans are required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other Loan Documents.

          (80) "Mezzanine Lender" shall mean an institutional mezzanine lender (including, without limitation, mezzanine funds, real estate funds, commercial banks, savings and loan associations, pension plans and pension funds) with assets of not less than $1,000,000,000 and net worth of not less than $200,000,000 or otherwise approved by the Administrative Agent on behalf of the Lenders.

          (81) "Mezzanine Loan" shall have the meaning set forth in Section 8.1.

          (82) "Mortgage" means the Amended, Restated and Consolidated Mortgage and Security Agreement executed by Borrower in favor of the Administrative Agent (on behalf of the Lenders), covering the Project and any amendments, modifications, renewals, substitutions, consolidations, severances and replacements thereof.

          (83) "Net Cash Flow" means, for any period, the amount by which Operating Revenues exceed the sum (without duplication) of (a) Operating Expenses, (b) Debt Service, (c) any actual payment into impounds, escrows, or reserves required by the Administrative Agent (including, without limitation, payments into the Tax and Insurance Escrow Account, the Capital Improvements Reserve Account and the Leasing Reserve Account), except to the extent included within the definition of Operating Expenses, and (d) tenant improvement costs, leasing commissions and capital improvement costs actually paid by Borrower during such period under leases approved (if necessary) by Administrative Agent.

          (84)  "Notes"  means the  promissory  notes of even date  herewith  as provided for in Section 2.1(4) and all promissory notes delivered in substitution or exchange therefor, in each case as the same may be consolidated, replaced, severed, modified, amended or extended from time to time.

          (85) "Operating Expenses" means all reasonable and necessary expenses of operating the Project in the ordinary course of business which are actually paid by Borrower and which are directly associated with and fairly allocable to the Project for the applicable period, including ad valorem real estate taxes and assessments, insurance premiums, regularly scheduled tax impounds paid to the Administrative Agent, maintenance costs, management fees and costs, accounting, legal, and other professional fees, fees relating to environmental and Net Cash Flow, Actual Net Operating Income and Adjusted Net Operating Income audits, and other expenses incurred by the Administrative Agent and reimbursed by Borrower under this Agreement and the other Loan Documents, deposits to the Tax and Insurance Escrow Account, the Capital Improvement Reserve Account, wages, salaries, and personnel expenses, but excluding Debt Service, capital expenditures, any of the foregoing expenses which are paid from deposits to cash reserves previously included as Operating Expenses, any payment or expense for which Borrower was or is to be reimbursed from proceeds of the Loans or insurance or by any third party, and any non-cash charges such as depreciation and amortization. Any management fee or other expense payable to Borrower or to an Affiliate of Borrower shall be included as an Operating Expense only with the Administrative Agent's prior approval, such approval not to be unreasonably withheld. Operating Expenses shall not include federal, state or local income taxes or legal and other professional fees unrelated to the operation of the Project.

          (86) "Operating Revenues" means all cash receipts of Borrower from operation of the Project or otherwise arising in respect of the Project after the date hereof which are properly allocable to the Project for the applicable period, including receipts from leases and parking agreements, concession fees and charges and other miscellaneous operating revenues, proceeds from rental or business interruption insurance, proceeds of any loans (other than the Loans and any refinancing of the Loans) obtained by Borrower after the date hereof which are secured by the Project (less only reasonable and customary expenses incurred in procuring and closing such loan and actually paid to individuals or entities other than Borrower or any Affiliate of Borrower and without implying any consent of the Administrative Agent or any Lender to the granting of any security for any such loans), withdrawals from cash reserves (except to the extent any operating expenses paid therewith are excluded from Operating Expenses), but excluding security deposits and earnest money deposits until they are forfeited by the depositor, advance rentals until they are earned, lease buy-out payments made by tenants in connection with any surrender, cancellation or termination of their lease and proceeds from a sale or other disposition.

          (87) "Participant" has the meaning assigned in Section 11.25(3).

          (88) "Payment Date" has the meaning assigned in Section 2.3(1).

          (89) "Payor" has the meaning assigned in Section 2.6(3).

          (90) "Permitted Encumbrances" has the meaning set forth in the Mortgage.

          (91) "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.

          (92) "Potential Default" means the occurrence of any event or condition which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

          (93) "Prime Rate" means the highest prime rate (or base rate) reported in the Money Rates column or section of The Wall Street Journal as the rate in effect for corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank) from time to time. If The Wall Street Journal ceases publication of the Prime Rate, the "Prime Rate" shall mean the prime rate (or base rate) announced by Bankers Trust Company, New York, New York (whether or not such rate has actually been charged by such bank). If such bank discontinues the practice of announcing the Prime Rate, the "Prime Rate" shall mean the prime or base rate charged by a United States commercial bank with deposits exceeding $1,000,000,000 selected by the Administrative Agent to its most creditworthy large corporate borrowers.

          (94) "Project" means that certain 43 story office building located at 1290 Avenue of the Americas, New York, New York, and all related facilities, amenities, fixtures, and personal property owned by Borrower and any improvements now or hereafter located on the real property described in Exhibit A.

          (95) "Proposed Lender" has the meaning assigned in Section 2.7(7).

          (96) "Quarter" means any one of the periods of time from January 1 to March 31, from April 1 to June 30, from July 1 to September 30, or from October 1 to December 31.

          (97) "Refinancing" has the meaning assigned in Section 2.1(4)(e).

          (98)  "Refinancing   Lender"  has  the  meaning  assigned  in  Section
2.1(4)(e).

          (99) "Refinancing Note" has the meaning assigned in Section 2.1(4)(e).

          (100) "Regulation A" means Regulation A of the Board of Governors of the Federal Reserve System of the United States of America (or any successor), as the same may be modified and supplemented and in effect from time to time.

          (101) "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System of the United States of America (or any successor), as the same may be modified and supplemented and in effect from time to time.

          (102) "Regulatory Change" means, with respect to any Lender, any change after the date hereof in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          (103) "REIT" means Metropolis Realty Trust, Inc.

          (104) "Requesting Lender" has the meaning assigned in Section 2.7(7).

          (105) "Required Payment" has the meaning assigned in Section 2.6(3).

          (106) "Reserve Requirement" means, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against "Eurocurrency liabilities" (as such term is used in

Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate for any Interest Period for any Eurodollar Loans is to be determined as provided in the definition of "Libor Base Rate" or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

          (107)  "Secondary  Market  Transaction"  has the  meaning  assigned in
Section 11.10(2).

          (108) "Security Deposit Account" means a segregated account maintained by Borrower (in the name of Administrative Agent as secured party) at the Depository Bank for the retention of cash security deposits provided by tenants under leases at the Project.

          (109) "Single Purpose Entity" shall mean a corporation, limited partnership or limited liability company which at all times on and after the date hereof, unless otherwise approved in writing by the Administrative Agent:

               (a) is organized  solely for the purpose of one of the following:
     (a) acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Project, entering into this Agreement, refinancing the Project in connection with a permitted repayment of the Loans, and transacting any and all lawful business that is incident, necessary and appropriate to accomplish the foregoing; or (b) acting as the sole general partner of Borrower;

               (b) is not engaged and will not engage in any business unrelated to (a) the acquisition, development, ownership, management or operation of the Project or (b) acting as the sole general partner of the Borrower;

               (c) does not have and will not have any assets other than those related to (a) the Project or (b) its partnership interest in the Borrower;

               (d) except in connection with the dissolution of 237/1290 Lower Tier Associates, L.P., has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets, transfer of partnership interests (if such entity is a general partner in a limited partnership (other than as expressly permitted in Section 8.1)), or any amendment of its articles of incorporation, partnership certificate or partnership agreement (as applicable) with respect to the matters set forth in this Section;

               (e) if such entity is (i) a limited liability company, has articles of organization, a certificate of formation and/or an operating agreement, as applicable, (ii) a limited partnership, has a partnership certificate and partnership agreement, or (iii) a corporation, has a certificate of incorporation or articles of incorporation, that in each case provide that such entity (a) will not dissolve, merge, liquidate or consolidate; (b) sell all or substantially all of its assets or the assets of any other entity in which it has a direct or indirect legal or beneficial ownership interest; and (c) engage in any other business activity, other than as permitted pursuant to the Loan Documents, or amend its organizational documents with respect to the matters set forth in this Section without the consent of the Administrative Agent in each case;

               (f) if such entity is a limited partnership, has as its only general partner a Single Purpose Entity;

               (g) is and will remain solvent and pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due, and is maintaining and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

               (h) has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

               (i) has maintained and will maintain its accounts, books and records separate from any other Person and will file its own tax returns, except to the extent that it is required to file consolidated tax returns by law;

               (j) has not commingled and will not commingle its funds or assets with those of any other Person (except as provided in the Loan Documents);

               (k) has held and will hold its assets in its own name;

               (l) has maintained and will maintain financial statements, that properly and accurately show its separate assets and liabilities and do not show the assets or liabilities of any other Person, and has not permitted and will not permit its assets to be listed as assets on the financial statement of any other entity;

               (m) has paid and will pay its own liabilities and expenses, including, but not limited to, the salaries of its own employees (if any), out of its own funds and assets, and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;

               (n)  has  observed  and  will  observe  all  corporate,   limited
     partnership or limited liability company formalities, as applicable;

               (o) in the case of Borrower, has not incurred and will not incur any debt other than (a) the Loans, and (b) trade and operational debt which is (i) incurred in the ordinary course of business, (ii) not more than sixty (60) days past due, (iii) with trade creditors, (iv) in the aggregate, in an outstanding amount less than $250,000 at any given time, and (v) not evidenced by a note, except as permitted pursuant in this Agreement. No debt other than the Loans may be secured (subordinate or pari passu) by the Project;

               (p) has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, except as permitted pursuant to this Agreement;

               (q) except as set forth in Schedule 6.3, has not and will not acquire obligations or securities of its partners, members or ------------ shareholders or any other affiliate;

               (r) has allocated and will allocate fairly and reasonably any overhead expenses that are shared with an affiliate, including, but not limited to, paying for shared office space and services performed by any officer or employee of an affiliate;

               (s) maintains and uses and will maintain and use separate invoices and checks bearing its name. The stationary, invoices, and checks utilized by the Single Purpose Entity or utilized to collect its funds or pay its expenses shall bear its own name and shall not bear the name of any other entity unless such entity is clearly designated as being the Single Purpose Entity's agent;

               (t) except in connection with the Loans and the indebtedness being refinanced by the Loans, has not pledged and, except as permitted pursuant to the Loan Documents, will not pledge its assets for the benefit of any other Person;

               (u) has conducted business, held itself out and identified itself and will conduct business, hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an affiliate of Borrower and not as a division or part of any other Person;

               (v) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

               (w) has not made and will not make loans to any Person or hold evidence of indebtedness issued by any other Person (other than cash and securities issued by a Person that is not an Affiliate);

               (x) has not identified and will not identify its partners, members or shareholders, or any affiliate of any of them, as a division or part of it, and has not identified itself and shall not identify itself as a division of any other Person;

               (y) has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or affiliates except in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party;

               (z) has not and will not have any obligation to indemnify its partners, officers, directors or members, as the case may be, unless such obligation is fully subordinated to the Loans and will not constitute a claim against it in the event that after payment of the Loans, cash flow is insufficient to pay such obligation;

               (aa) if such entity is a corporation, it is required to consider the interests of its creditors in connection with all corporate actions;

               (bb) does not and will not have any of its obligations guaranteed by any affiliate, except in connection with the Loans.

          (110) "Site Assessment" means an environmental engineering report for the Project prepared by an engineer engaged by the Administrative Agent at Borrower's expense, and in a manner satisfactory to the Administrative Agent, based upon an investigation relating to and making appropriate inquiries concerning the existence of Hazardous Materials on or about the Project, and the past or present discharge, disposal, release or escape of any such substances, all consistent with good customary and commercial practice.

          (111) "State" means the State of New York.

          (112) "Subordination of Management Agreement" means that certain Manager's Consent and Subordination of Management Agreement, dated the date hereof, by the Manager in favor of the Administrative Agent (on behalf of the Lenders).

          (113) "Swap Guaranty Fee" has the meaning assigned in Section 2.8.

          (114) "Swap Obligations" has the meaning assigned in Section 2.8.

          (115) "Swap  Reimbursement  Obligation"  has the  meaning  assigned in
Section 2.8.

          (116) "Taxes" has the meaning assigned in Section 8.2.

          (117) "Tax and Insurance  Escrow Account" has the meaning  assigned in
Section 3.4.

          (118) "Tax and Insurance  Escrow  Reserve has the meaning  assigned in
Section 3.4.

          (119) "Threshold Amount" has the meaning assigned in Section 3.2(1).

          (120) "Trigger Period" means the period occurring from and after such time as the Actual Debt Service Coverage Ratio for any Quarter shall be less than 1.20 to 1.00 through and until such time as the Actual Debt Service Coverage Ratio equals or exceeds 1.25 to 1.0 for two (2) consecutive Quarterly determinations and any period during which an Event of Default exists, with the initial determination of the Debt Service Coverage Ratio to be made hereunder for the period January 1, 2000 through March 31, 2000.

          (121) "Type" has the meaning assigned in Section 1.2.

          (122) "Year 2000" has the meaning assigned in Section 6.15.

     Section 1.2. Types of Loans. Loans hereunder are distinguished by "Type". The "Type" of a Loan refers to whether such Loan is an Alternate Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type.

                                   ARTICLE 2

                                   LOAN TERMS

     Section 2.1. The Commitments, Loans and Notes

          (1) Loans. Each Lender severally agrees, on the terms and conditions of this Agreement, to make a term loan to Borrower in Dollars in a principal amount up to but not exceeding the amount of the Commitment of such Lender. The Loans shall be funded in a single advance and repaid in accordance with this Agreement. The initial advance of the Loans, in the aggregate amount of up to $425,000,000, shall be made upon Borrower's satisfaction of the conditions described in Schedule 2.1.

          (2)  Lending  Offices.  The  Loans  of each  Lender  shall be made and
maintained    at    such    Lender's     Applicable     Lending    Office    for
Loans of such Type.

          (3) Several Obligations. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender.

          (4) Notes.

               (a) Loan Notes. Except as provided in subsection (e) below with respect to a Refinancing Note, the Loans made by each Lender shall be evidenced by a single promissory note of Borrower substantially in the form of Exhibit C, payable to such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

               (b) Endorsements on Notes. The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by each Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of the Note held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing hereunder or under such Note in respect of such Loans.

               (c) Substitution, Exchange and Subdivision of Notes. No Lender shall be entitled to have its Note substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Lender's Commitment, Loans and Note pursuant to Sections 11.10(3) and 11.25 (and, if requested by any Lender, Borrower agrees to so substitute or exchange any Note and enter into note splitter agreements in connection therewith).

               (d) Loss, Theft, Destruction or Mutilation of Notes. In the event of the loss, theft or destruction of any Note, upon Borrower's receipt of a reasonably satisfactory indemnification agreement executed in favor of Borrower by the holder of such Note, or in the event of the mutilation of any Note, upon the surrender of such mutilated Note by the holder thereof to Borrower, Borrower shall execute and deliver to such holder a new replacement Note in lieu of the lost, stolen, destroyed or mutilated Note.

               (e) Refinancing Note. In connection and concurrently with any payment or permitted prepayment of the Loans by or on behalf of Borrower which has been structured as a refinancing of the Loans where the Administrative Agent has been requested to assign the Mortgage to a new lender of the Borrower (a "Refinancing Lender") in accordance with Section
     8.8 of the Mortgage (a "Refinancing"), the Lenders shall deliver the Notes to the Administrative Agent for retention by the Administrative Agent in accordance with this subsection (e) and the Administrative Agent shall be (and hereby is) authorized by the Lenders to consolidate the indebtedness evidenced by such Notes into a single replacement promissory note made payable by the Borrower to the order of the Administrative Agent, acting in its capacity as such on behalf and for the ratable benefit of the Lenders in accordance with their respective pro-rata share of the Loans, and otherwise substantially in the form of Exhibit C hereto (a "Refinancing Note"). Upon the closing of the Refinancing and the satisfaction of all conditions set forth herein for a release or satisfaction of the Mortgage, the Administrative Agent shall (and is hereby authorized by the Lenders to), subject to any then applicable legal requirements, endorse (without any representation, warranty and/or recourse, express or implied) the Refinancing Note to the order of the Refinancing Lender and the Notes shall thereupon be returned by the Administrative Agent to the Borrower. In the event that the Refinancing shall fail to close, then, at the request of any of the Lenders, the Administrative Agent shall return all of the Notes to the applicable Lenders and the Refinancing Note shall thereupon be returned to the Borrower. Borrower shall pay all costs and expenses (including attorneys' fees and reimbursements) incurred by the Administrative Agent and/or the Lenders in connection with any actual or proposed Refinancing.

     Section 2.2. Interest Rate; Late Charges. The outstanding principal balance of the Loans (including any amounts added to principal under the Loan Documents) shall bear interest at a rate of interest equal to two percent (2.00%) per annum in excess of the Adjusted Libor Rate (the "Contract Rate"). Subject to the provisions of this Agreement which, in certain instances, require payment of interest at the Alternate Base Rate, such Eurodollar Loans shall Continue from one Interest Period to the next Interest Period. Interest shall be computed on the basis of a fraction, the denominator of which is three hundred sixty (360) and the numerator of which is the actual number of days elapsed from the date of the initial advance or the date on which the immediately preceding payment was due. If Borrower fails to pay any installment of interest or principal within five (5) days after the date on which the same is due (other than the final payment of principal due on the Maturity Date), Borrower shall pay to the Administrative Agent (on behalf of the Lenders) a late charge on such past-due amount, as liquidated damages and not as a penalty, equal to the greater of (a) interest at the Default Rate on such amount from the date when due until paid, or (b) five percent (5%) of such amount, but not in excess of the maximum amount of interest allowed by applicable law. While any Event of Default exists, the Loans shall bear interest at the Default Rate; provided, that during the continuance of an Event of Default the

Administrative Agent may suspend the right of Borrower to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) into Alternate Base Rate Loans and, thereafter, the Default Rate shall be computed using the Alternate Base Rate.

     Section 2.3. Terms of Payment. The Loans shall be payable as follows:

          (1) Interest. On the date hereof, Borrower shall make a payment of interest only (covering the period from the date hereof through and including December 31, 1999), and beginning with the Interest Period commencing January 1, 2000, and thereafter, Borrower shall pay interest in arrears on the last day of each Interest Period, or if the Alternate Base Rate is applicable, the first Business Day (assuming clause (b) of such definition applies) of each month (the "Payment Date") in accordance with the wire transfer instructions set forth in
Schedule 2.3(1) hereto (or such other instructions as Administrative Agent may from time to time provide) until all amounts due under the Loan Documents are paid in full. Borrower shall pay additional interest as provided in Section 2.8.

          (2) Cash Flow Sweep. If and for so long as a Trigger Period shall exist and be continuing, then one hundred percent (100%) of the Net Cash Flow for each calendar month shall be deposited into the Curtailment Account in accordance with Section 3.7 hereof.

          (3) Maturity. On the Maturity Date, Borrower shall pay to the Administrative Agent (on behalf of the Lenders) all outstanding principal, accrued and unpaid interest, and any other amounts due under the Loan Documents, including, without limitation, all costs, expenses and fees and other amounts due under the Interest Rate Protection Agreement. In addition, Borrower shall
(i) cause the Interest Rate Guaranty to be terminated and GECC to be released from any and all obligations thereunder, as determined by GECC in its sole discretion, or (ii) provide such other evidence of such termination or release as GECC shall in its reasonable discretion find satisfactory. Borrower acknowledges and agrees that the Mortgage secures, among other things, the Swap Reimbursement Obligations and the Swap Guaranty Fee and, accordingly, agrees that in the event that it fails to satisfy either of clauses (i) or (ii) above, Administrative Agent on behalf of Lenders shall not release or assign the Mortgage.

          (4) Extension Option. The Borrower shall have a one time right, at its option (the "Extension Option"), to extend the Maturity Date for a period of twelve (12) months from January 2, 2003 to January 2, 2004, subject to the satisfaction of the following conditions:

               (a) Borrower shall notify the Administrative Agent in writing of Borrower's exercise of such Extension Option at least (60), but not more than one hundred twenty (120), days prior to the original Maturity Date;

               (b) No Event of Default or Potential  Default shall have occurred and be continuing as of (i) the date Borrower so notifies the Administrative Agent pursuant to paragraph (a) above and (ii) the original Maturity Date;

               (c) Borrower pays an extension fee to the Lenders in an amount equal to 0.25% of the then outstanding principal balance of the Loans;

               (d) On the dates set forth in paragraph (b) above, (i) the Loan-to-Value Ratio is no greater than 65%, (ii) the Cash on Cash Return is at least 12.5%, and (iii) the Adjusted Debt Service Coverage Ratio is at least 1.5:1;

               (e) Borrower executes and delivers to the Administrative Agent prior to the original Maturity Date, in form reasonably acceptable to the Administrative Agent, an amendment to the Loan Documents evidencing such extension, together with an updated Site Assessment, an updated engineering report for the Project and an updated Appraisal (each dated as of a date not more than ninety (90) days prior to the original Maturity Date), and other documentation reasonably required by the Administrative Agent;

               (f) Borrower shall, prior to the original Maturity Date, provide the Administrative Agent with evidence as to (i) the Borrower's compliance with the interest rate hedging requirements of Section 8.16 and (ii) the Mezzanine Borrower's extension of the maturity date for Mezzanine Loan to a date which is co-terminus with the extended Maturity Date and that no default exists on the part of the Mezzanine Borrower under the Mezzanine Loan, if the Mezzanine Loan is outstanding; and

               (g) Borrower pays to the Administrative Agent, on demand, all reasonable costs and expenses incurred by the Administrative Agent in connection with such extension.

          (5) Prepayment. The Loans are closed to prepayment, in whole or in part, during the period up to (and including) June 30, 2000. During the period from (and including) July 1, 2000 to (and including) December 31, 2000, upon not less than fifteen (15) days' prior written notice to the Administrative Agent, Borrower may prepay the Loans, in whole but not in part, upon payment of a prepayment premium equal to one-half of one percent (0.5%) of the outstanding principal balance of the Loans. Thereafter, upon not less than fifteen (15) days' prior written notice to the Administrative Agent, Borrower may prepay the Loans, in whole but not in part, without prepayment premium. Subject to the limitations set forth above, if the Loans are prepaid, in whole or in part, including, without limitation, pursuant to a casualty or condemnation, each such prepayment shall be made to the Administrative Agent on the prepayment date specified in the applicable notice to the Administrative Agent pursuant hereto, and (in every case) together with (a) the accrued and unpaid interest on the principal amount prepaid, (b) any amounts payable to a Lender pursuant to
Section 2.7(5) as a result of such prepayment while a Eurodollar Loan is in effect and (c) all costs, expenses and fees required under the Interest Rate Protection Agreement, including, without limitation, all termination premiums, penalties, fees, costs and expenses (it being understood and agreed that if Borrower has paid to and/or deposited with the Administrative Agent all amounts then due and payable under the Loan Documents, Borrower shall be entitled to receive and retain any amounts which the Counterparty may be required to pay to the Borrower solely as a result of any earlier termination of the Interest Rate Protection Agreement). Additionally, Borrower shall, in connection with any prepayment of the Loan made by Borrower pursuant to this Section 2.3(5) on any date, regardless of whether such prepayment is made on a Payment Date, (i) cause the Interest Rate Guaranty to be terminated and GECC to be released from any and all obligations thereunder, as determined by GECC in its sole discretion, and all costs, expenses and fees and other amounts due under the Interest Rate Protection Agreement to be paid, or
(ii) provide such other evidence of such termination or release as GECC shall in its sole discretion find satisfactory. Borrower acknowledges that the Mortgage secures, among other things, the Swap Reimbursement Obligations (to the extent provided in Section 2.8(1)(c)) and the Swap Guaranty Fee and, accordingly, agrees that in the event that it fails to satisfy either of clauses (i) or (ii) above, Administrative Agent on behalf of Lenders shall not release or assign the Mortgage. If the Loans are accelerated for any reason other than casualty or condemnation, Borrower shall pay to the Administrative Agent (on behalf of the Lenders) the prepayment premium described above, or if the Loans are closed to prepayment, Borrower shall pay, in addition to all other amounts outstanding under the Loan Documents, a prepayment premium equal to five percent (5%) of the outstanding balance of the Loans.

          (6) Application of Payments. All payments received by the Administrative Agent under the Loan Documents shall be applied: first, to any fees and expenses due to the Administrative Agent and the Lenders under the Loan Documents; second, to any Default Rate interest or late charges; third, to accrued and unpaid interest; and fourth, to the principal sum and other amounts due under the Loan Documents; provided, however, that, if an Event of Default exists the Administrative Agent shall apply such payments in any order or manner as the Administrative Agent shall determine.

     Section 2.4. Security. The Loans shall be secured by the Mortgage creating a first lien on the Project, the Assignment of Rents and Leases and the other Loan Documents. As further security for the Loan, Borrower agrees:

          (1) to fund the Capital Improvements Reserve Account in accordance with Schedule 2.4(1);

          (2) to fund the Leasing Reserve Account in accordance with Schedule 2.4(2);

          (3) to fund the Tax and Insurance  Escrow  Account in accordance  with
Section 3.4; and

          (4) to fund the Security  Deposit  Account in accordance  with Section
3.9.

     Section 2.5. Reserved

     Section 2.6. Payments; Pro Rata Treatment; Etc.

          (1) Payments Generally.

               (a) Payments by Borrower. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by Borrower under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by Borrower under any other Loan Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at the account specified in Schedule 2.3(1) or any other account designated by the Administrative Agent by notice to Borrower, not later than 1:00 p.m., New York City time, on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

               (b) Application of Payments. Subject to the provisions of Section 2.3(6), Borrower shall, at the time of making any payment under this Agreement or any Note for the account of any Lender which is not in the ordinary course, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts payable by Borrower hereunder to which such payment is to be applied (and in the event that Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders for application in such manner as it may determine to be appropriate, subject to Section 2.6(2) and any other agreement among the Administrative Agent and the Lenders with respect to such application).

               (c) Forwarding of Payments by Administrative Agent. Except as otherwise agreed by the Administrative Agent and the Lenders, each payment received by the Administrative Agent under this Agreement or any Note for account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

               (d) Extensions to Next Business Day. If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          (2) Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each advance of a Loan from the Lenders under Section 2.1(1) shall be made from the Lenders, and any termination of the obligation to make an advance of the Loans shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) except as otherwise provided in Section 2.7(4), Loans shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans (in the case of Conversions or Continuations of Loans); (c) each payment or prepayment of principal of Loans by Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (d) each payment of interest on Loans by Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

          (3) Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender or Borrower (in either case, the "Payor") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of Borrower) a payment to the Administrative Agent for account of any Lender hereunder (in either case, such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (a) the Federal Funds Rate for such day in the case of payments returned to the Administrative Agent by any of the Lenders or (b) the applicable interest rate due hereunder with respect to payments returned by Borrower to the Administrative Agent and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three (3) Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

               (a) if the Required Payment shall represent a payment to be made by Borrower to the Lenders, Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Default Rate (without duplication of the obligation of Borrower under Section 2.2 to pay interest on the Required Payment at the Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of Borrower under Section 2.2 to pay interest at the Default Rate in respect of the Required Payment, and

               (b) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to Borrower, the Payor and Borrower shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to whichever of the rates specified in
     Section 2.2 is applicable to the Type of such Loan, it being understood that the return by Borrower of the Required Payment to the Administrative Agent shall not limit any claim Borrower may have against the Payor in respect of such Required Payment.

          (4) Sharing of Payments, Etc

               (a) Right of Set-off. Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness is then due to Borrower), in which case it shall promptly notify Borrower and the Administrative Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

               (b) Sharing. If any Lender shall obtain from Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any other Loan Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due hereunder or thereunder by Borrower to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

               (c) Consent by Borrower. Borrower agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

               (d) Rights of Lenders; Bankruptcy. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 2.6(4) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 2.6(4) to share in the benefits of any recovery on such secured claim.

     Section 2.7. Yield Protection; Etc.

          (1) Additional Costs.

               (a) Costs of Making or Maintaining Eurodollar Loans. Borrower shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

                    (i) shall subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Note or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Note in respect of any of such Loans (excluding changes in the rate of tax on the overall net income of such Lender or of such Applicable Lending Office by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

                    (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement used in the determination of the Adjusted Libor Rate for any Interest Period for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "Libor Base Rate"), or any commitment of such Lender (including, without limitation, the Commitment of such Lender hereunder); or

                    (iii) imposes any other condition affecting this Agreement or its Note (or any of such extensions of credit or liabilities) or its Commitment.

          If any Lender requests compensation from Borrower under this paragraph
(a), Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or Continue Eurodollar Loans, or to Convert Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 2.7(4) shall be applicable), provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

               (b) Costs Attributable to Regulatory Change or Risk-Based Capital Guidelines. Without limiting the effect of the foregoing provisions of this
     Section 2.7(1) (but without duplication), Borrower shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or
     (ii) implementing any mandatory risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord, of capital in respect of its Commitment or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request.

               (c) Notification and Certification. Each Lender shall notify Borrower of any event occurring after the date hereof entitling such Lender to compensation under paragraph (a) or (b) of this Section 2.7(1) as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; provided that (i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 2.7(1) in respect of any costs resulting from such event, only be entitled to payment under this Section 2.7(1) for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to Borrower a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (b) of this Section 2.7(1). Determinations and allocations by any Lender for purposes of this Section 2.7(1) of the effect of any Regulatory Change pursuant to paragraph (a) of this Section 2.7(1), or of the effect of capital maintained pursuant to paragraph (b) of this Section 2.7(1), on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 2.7(1), shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

          (2) Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of the Libor Base Rate for any Interest Period for any Eurodollar Loan:

               (a) the Administrative Agent determines, which determination shall be conclusive absent manifest error, that quotations of interest rates for the relevant deposits referred to in the definition of Libor Base Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

               (b) the Majority Lenders determine, which determination shall be conclusive absent manifest error, and notify the Administrative Agent that the relevant rates of interest referred to in the definition of Libor Base Rate upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Loans of any other Type into Eurodollar Loans, and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or such Loans shall be automatically Converted into Alternate Base Rate Loans.

          (3) Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder
(and, in the sole opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify Borrower thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 2.7(4) shall be applicable).

          (4) Treatment of Affected Loans. If the obligation of any Lender to make Eurodollar Loans or to Continue, or to Convert Alternate Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 2.7(1) or 2.7(3), such Lender's Loans shall be automatically Converted into Alternate Base Rate Loans on the last day(s) of the then current Interest Period(s) for Loans (or, in the case of a Conversion resulting from a circumstance described in Section 2.7(3), on such earlier date as such Lender may specify to Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 2.7(1) or 2.7(3) that gave rise to such Conversion no longer exist:

               (a) to the extent that such Lender's Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Loans shall be applied instead to its Alternate Base Rate Loans; and

               (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Alternate Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Alternate Base Rate Loans.

          If  such  Lender  gives  notice  to  Borrower   with  a  copy  to  the
Administrative Agent that the circumstances specified in Section 2.7(1) or 2.7(3) that gave rise to the Conversion of such Lender's Loans pursuant to this
Section 2.7(4) no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Alternate Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Alternate Base Rate Loans and Eurodollar Loans are allocated among the Lenders ratably (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

          (5) Compensation. Borrower shall pay to the Administrative Agent for the account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

               (a) any payment, prepayment or Conversion of a Eurodollar Loan made by such Lender for any reason (including, without limitation, the acceleration of the

     Loans pursuant to the Administrative Agent's or the Lenders' rights referred to in Article 10) on a date other than the last day of the Interest Period for such Loan; or

               (b) any failure by Borrower for any reason to borrow a Eurodollar
     Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given to the Administrative Agent in accordance with the terms of this Agreement.

          Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender), or if such Lender shall cease to make such bids, the equivalent rate, as reasonably determined by such Lender, derived from Page 3750 of the Dow Jones Markets (Telerate) Service or other publicly available source as described in the definition of Libor Base Rate.

          (6) U.S. Taxes.

               (a) Gross-up for Deduction or Withholding of U.S. Taxes. Borrower agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

                    (i) to any payment to any Lender hereunder if such Lender is, on the date hereof (or on the date it becomes a Lender hereunder as provided in Section 11.25(2)) and on the date of any change in the Applicable Lending Office of such Lender, entitled to submit either a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans), or

                    (ii) to any U.S.  Taxes  imposed  solely  by  reason  of the
          failure   by  such   non-U.S.   Person  to  comply   with   applicable
          certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

          For the purposes hereof, (A) "U.S. Person" means a citizen, national or resident of the United States of America, a corporation, limited liability company, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income, (B) "U.S. Taxes" means any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein, (C) "Form 1001" means Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America and (D) "Form 4224" means Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America. Each of the Forms referred to in the foregoing clauses
(C) and (D) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

               (b) Evidence of Deduction, Etc. Within 30 days after paying any amount to the Administrative Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, Borrower shall deliver to the Administrative Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

          (7) Replacement of Lenders. If any Lender requests compensation pursuant to Section 2.7(1) or 2.7(6), or any Lender's obligation to Continue Loans of any Type, or to Convert Loans of any Type into the other Type of Loan, shall be suspended pursuant to Section 2.7(2) or 2.7(3) (any such Lender requesting such compensation, or whose obligations are so suspended, being herein called a "Requesting Lender"), Borrower, upon three Business Days notice, may require that such Requesting Lender transfer all of its right, title and interest under this Agreement and such Requesting Lender's Note to any bank or other financial institution (a "Proposed Lender") identified by Borrower that is satisfactory to the Administrative Agent (i) if such Proposed Lender agrees to assume all of the obligations of such Requesting Lender hereunder, and to purchase all of such Requesting Lender's Loans hereunder for consideration equal to the aggregate outstanding principal amount of such Requesting Lender's Loans, together with interest thereon to the date of such purchase (to the extent not paid by Borrower), and satisfactory arrangements are made for payment to such Requesting Lender of all other amounts accrued and payable hereunder to such Requesting Lender as of the date of such transfer (including any fees accrued hereunder and any amounts that would be payable under Section 2.7(5) as if all of such Requesting Lender's Loans were being prepaid in full on such date, but not any amounts which would be due under Section 2.3(5) as a result of such deemed prepayment) and (ii) if such Requesting Lender has requested compensation pursuant to Section 2.7(1) or 2.7(6), such Proposed Lender's aggregate requested compensation, if any, pursuant to Section 2.7(1) or 2.7(6) with respect to such Requesting Lender's Loans is lower than that of the Requesting Lender. Subject to the provisions of Section 11.25(2), such Proposed Lender shall be a "Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements of Borrower contained in Sections 2.7(1), 2.7(6) and 11.5 (without duplication of any payments made to such Requesting

Lender by Borrower or the Proposed Lender) shall survive for the benefit of such Requesting Lender under this Section 2.7(7) with respect to the time prior to such replacement.

     Section 2.8. Interest Rate Guaranty Reimbursement.

          (1) Borrower acknowledges that GECC has executed and delivered the Interest Rate Guaranty pursuant to which GECC has agreed to reimburse the Counterparty under the Interest Rate Protection Agreement for any payments that Borrower fails to make under the Interest Rate Protection Agreement for so long as the Interest Rate Protection Agreement is outstanding. In consideration for GECC entering into the Interest Rate Guaranty, Borrower hereby covenants and agrees as follows:

               (a) Borrower shall reimburse the Administrative Agent (on behalf of GECC, the Lenders and the Administrative Agent, as applicable), as additional interest, for (i) all payments made by GECC including, without limitation, breakage costs, under or in connection with the Interest Rate Guaranty (collectively, the "Swap Obligations") and (ii) without duplication of payments under clause (i) above, all payments made by (x) the other Lenders to the Administrative Agent pursuant to Section 2.8(2) with respect to the Swap Obligations or (y) the Administrative Agent with respect to the Swap Obligations pursuant to Section 10.3 (Borrower's obligations under this clause (a) being, collectively, the "Swap Reimbursement Obligations"). Such Swap Reimbursement Obligations shall be immediately due on the dates GECC incurs any corresponding Swap Obligation and shall not be subject to the limitations on liability set forth in
     Section 12.1;

               (b) Commencing on January 1, 2000, Borrower shall pay the Administrative Agent (on behalf of GECC and the Lenders, as agreed among the Lenders pursuant to a separate agreement), as additional interest, a swap guaranty fee (the "Swap Guaranty Fee") in an amount equal to four basis points (0.04%) per annum multiplied by the notional amount of the Interest Rate Protection Agreement. The Swap Guaranty Fee shall be payable annually in Dollars in arrears on the last business day of each calendar year that the Interest Rate Protection Agreement is outstanding and on the day that the Interest Rate Protection Agreement expires or is otherwise terminated and shall be calculated based upon the actual number of days elapsed on the basis of a 365-day year; and

               (c) The maximum amount of $50,000,000 shall be secured as additional interest under the Mortgage.

          (2) Unless recovered by the Administrative Agent or GECC from or for the account of Borrower promptly after demand therefor, each Lender shall, in addition to any other amounts due from such Lender under the Loan Documents, pay to the Administrative Agent (on behalf of GECC) such Lender's pro rata share (in accordance with the respective unpaid principal amounts of the Loans held by them) of all Swap Obligations incurred by GECC and not paid by Borrower. Anything contained in this Section 2.8(2) to the contrary notwithstanding, each Lender confirms that if it at any time receives written demand from the
Administrative Agent to pay such Lender's pro rata share of any Swap Obligations, such Lender shall, promptly upon receipt of such demand (and in no event later than the next succeeding Business Day), pay such pro rata share to the Administrative Agent as directed in such demand without counterclaim, offset or defense (it being understood and agreed that each Lender's obligation to make such payment to the Administrative Agent is absolute and unconditional.

     Section 2.9. Agency Fee. Until payment in full of all obligations under this Agreement and the other Loan Documents, Borrower shall pay to the Administrative Agent, for its sole account, the Agency Fee in accordance with the Fee Letter.

                                   ARTICLE 3

                      INSURANCE, CONDEMNATION, AND IMPOUNDS

     Section 3.1. Insurance. Borrower shall maintain insurance as follows:

          (1) Casualty; Business Interruption. Borrower shall keep the Project insured against damage by fire and the other hazards covered by a standard extended coverage and all-risk insurance policy for the full insurable value thereof (without reduction for depreciation or co-insurance), and shall maintain such other casualty insurance as reasonably required by the Administrative Agent. Borrower shall keep the Project insured against loss by flood if the Project is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any successor act thereto) in an amount at least equal to the lesser of (i) the maximum amount of the Loans or (ii) the maximum limit of coverage available under said act. Borrower shall maintain use and occupancy insurance covering, as applicable, rental income or business interruption, with coverage in an amount not less than twelve (12)-months anticipated gross rental income or gross business earnings, as applicable in each case, attributable to the Project.
Borrower shall not maintain any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to the Administrative Agent in all respects. The proceeds of insurance paid on account of any damage or destruction to the Project shall be paid to the Administrative Agent to be applied as provided in Section 3.2.

          (2)  Liability.   Borrower  shall  maintain  (a)  commercial   general
liability insurance with respect to the Project providing for limits of liability of not less than $5,000,000 for both injury to or death of a person and for property damage per occurrence, and (b) other liability insurance as reasonably required by the Administrative Agent.

          (3) Form and Quality. All insurance policies shall be endorsed in form and substance acceptable to the Administrative Agent to name the Administrative Agent (on behalf of the Lenders) as an additional insured, loss payee or mortgagee thereunder, as its interest may appear, with loss payable to the Administrative Agent, without contribution, under a standard New York (or local equivalent) mortgagee clause. All such insurance policies and endorsements shall be fully paid for and contain such provisions and expiration dates and be in such form and issued by such insurance companies licensed to do business in the State, with a rating of "A-IX" or better as established by Best's Rating Guide (or an equivalent rating approved in writing by the Administrative Agent). Each policy shall provide that such policy may not be cancelled or materially changed except upon thirty (30) days' prior written notice of intention of non-renewal, cancellation or material change to the Administrative Agent and that no act or thing done by Borrower shall invalidate any policy as against the Administrative Agent or any Lender. Borrower may satisfy its obligations to maintain insurance under this Article 3 through the use of blanket insurance policies so long as Administrative Agent receives appropriate endorsements and/or duplicate policies confirming to Administrative Agent's satisfaction, Administrative Agent's right on behalf of Lenders to continue coverage on a pro rata pass-through basis and that coverage under any such blanket insurance policy shall not be limited or affected in any way by any losses or casualties on any other properties. Any blanket insurance policy shall specifically allocate to the Project the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate policy insuring only the Project in compliance with the provisions of
Section 3.1(1), including an acknowledgement that the payment of the premium allocated to the Project shall continue such policy as to the Project notwithstanding any other non-payment of premiums. If Borrower fails to maintain insurance in compliance with this Section 3.1, the Administrative Agent may obtain such insurance and pay the premium therefor and Borrower shall, on demand, reimburse the Administrative Agent for all expenses incurred in connection therewith. Borrower shall assign the policies or proofs of insurance to the Administrative Agent (on behalf of the Lenders), in such manner and form that the Administrative Agent and its successors and assigns shall at all times have and hold the same as security for the payment of the Loans. Borrower shall deliver copies of all original policies certified to the Administrative Agent by the insurance company or authorized agent as being true copies, together with the endorsements required hereunder. The proceeds of insurance policies coming into the possession of the Administrative Agent shall not be deemed trust funds, and the Administrative Agent shall be entitled to apply such proceeds as herein provided.

          (4) Adjustments. Borrower shall give immediate written notice of any loss to the insurance carrier and to the Administrative Agent. During the existence of an Event of Default or if the proceeds are reasonably expected to exceed the Threshold Amount, Borrower hereby irrevocably authorizes and empowers the Administrative Agent, as attorney-in-fact for Borrower coupled with an interest, to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom the Administrative Agent's expenses incurred in the collection of such proceeds. Nothing contained in this Section 3.1(4), however, shall require the Administrative Agent or any Lender to incur any expense or take any action hereunder.

     Section 3.2. Use and Application of Insurance Proceeds. The Administrative Agent shall apply insurance proceeds to costs of restoring the Project or the Loans as follows:

          (1) if the loss is less than or equal to $500,000 (the "Threshold Amount"), the Administrative Agent shall make the insurance proceeds available to the Borrower for restoration provided (a) no Event of Default or Potential Default exists, and (b) Borrower promptly commences and is diligently pursuing restoration of the Project;

          (2) if the loss exceeds Threshold Amount but is not more than 10% of the replacement value of the improvements (for projects containing multiple phases or stand alone structures, such calculation to be based on the damaged phase or structure, not the project as a whole), the Administrative Agent shall apply the insurance proceeds to restoration provided that at all times during such restoration (a) no Event of Default or Potential Default exists; (b) the Administrative Agent determines that there are sufficient funds available to restore and repair the Project to a condition approved by the Administrative Agent; (c) the Administrative Agent determines that the Actual Net Operating Income of the Project during restoration will be sufficient to pay Debt Service or Borrower provides such additional security for the Loans as may be satisfactory to the Administrative Agent; (d) the Administrative Agent determines (based on leases which will be in effect after restoration is complete) that after restoration the pro-forma Adjusted Debt Service Coverage Ratio for the twelve (12) months following the completion of such restoration will be at least 1.4:1 and the Cash on Cash
Return will be at least ten and eight tenths percent (10.8%); (e) the Administrative Agent determines that restoration and repair of the Project to a condition approved by the Administrative Agent will be completed within six months after the date of loss or casualty and in any event ninety (90) days prior to the Maturity Date; and (f) Borrower promptly commences and is diligently pursuing restoration of the Project;

          (3) if the conditions set forth above are not satisfied or the loss exceeds the maximum amount specified in Section 3.2(2) above, in the Administrative Agent's sole discretion, the Administrative Agent may (subject to the approval of the Majority Lenders) apply any insurance proceeds it may receive to the payment of the Loans or allow all or a portion of such proceeds to be used for the restoration of the Project; and

          (4) insurance proceeds applied to restoration will be disbursed on receipt of satisfactory plans and specifications, contracts and subcontracts, schedules, budgets, lien waivers and architects' certificates, and otherwise in accordance with prudent commercial construction lending practices for construction loan advances, including, as applicable, the advance conditions under Schedule 2.1.

     Section 3.3. Condemnation Awards. Borrower shall immediately notify the Administrative Agent of the institution of any proceeding for the condemnation or other taking of the Project or any portion thereof. The Administrative Agent may participate in any such proceeding and Borrower will deliver to the Administrative Agent all instruments necessary or required by the Administrative Agent to permit such participation. Without the Administrative Agent's prior consent (subject to the approval of the Majority Lenders), Borrower (1) shall not agree to any compensation or award, and (2) shall not take any action or fail to take any action which would cause the compensation to be determined. All awards and compensation for the taking or purchase in lieu of condemnation of the Project or any part thereof are hereby assigned to and shall be paid to the Administrative Agent. Borrower authorizes the Administrative Agent to collect and receive such awards and compensation, to give proper receipts and acquittances therefor, and in the Administrative Agent's sole discretion (which the Administrative Agent shall exercise at the direction of the Majority Lenders) to apply the same toward the payment of the Loans, notwithstanding that the Loans may not then be due and payable, or to the restoration of the Project; however, if the award is less than or equal to the Threshold Amount and Borrower requests that such proceeds be used for non-structural site improvements (such as landscape, driveway, walkway and parking area repairs) required to be made as a result of such condemnation, the Administrative Agent will apply the award to such restoration in accordance with disbursement procedures applicable to insurance proceeds provided there exists no Potential Default or Event of Default. Borrower, upon request by the Administrative Agent, shall execute all instruments requested to confirm the assignment of the awards and compensation to the Administrative Agent, free and clear of all liens, charges or encumbrances.

     Section 3.4. Impounds. Borrower shall deposit or cause to be deposited into a separate segregated account (the "Tax and Insurance Escrow Account") to be maintained by the Borrower at the Depository Bank in the name of the Administrative Agent for the benefit of the Lenders, monthly on each Payment Date, (a) one-twelfth (1/12th) of the Taxes that the Administrative Agent estimates will be payable with respect to the Project during the next ensuing twelve (12) months in order to accumulate in the Tax and Insurance Escrow Account sufficient funds to pay all such Taxes at least thirty (30) days prior to any delinquency thereof or penalty thereon, and (b) one-twelfth of the insurance premiums that the Administrative Agent estimates will be payable during the next ensuing twelve (12) months for the renewal of the coverage afforded by the insurance policies required by the Administrative Agent with respect to the Project upon the expiration thereof in order to accumulate in the Tax and Insurance Escrow Account sufficient funds to pay all such insurance premiums at least thirty (30) days prior to expiration (the aggregate of the amounts in (a) and (b) above being hereinafter referred to as the "Tax and Insurance Escrow Reserve"). At or before the initial advance of the Loans, Borrower shall deposit in the Tax and Insurance Escrow Account a sum of money which together with the monthly installments will be sufficient to make each of such payments thirty (30) days prior to the date any delinquency or penalty becomes due with respect to such payments. Deposits shall be made on the basis of the Administrative Agent's estimate from time to time of the charges for the current year (after giving effect to any reassessment or, at the Administrative Agent's election, on the basis of the charges for the prior year, with adjustments when the charges are fixed for the then current year). Borrower hereby grants to the Administrative Agent (on behalf of the Lenders) a first priority security interest in all funds so deposited in the Tax and Insurance Escrow Account for the purpose of securing the Loans. While an Event of Default exists, the funds deposited in the Tax and Insurance Escrow Account may be applied in payment of the charges for which such funds have been deposited, or to the payment of the Loans or any other charges affecting the security of the Administrative Agent and the Lenders, as the Administrative Agent may elect, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by the Administrative Agent. Borrower shall furnish the Administrative Agent with (i) bills for the charges for which such deposits are required and (ii) a disbursement request in the form of Schedule
3.4 hereto executed by an officer of the Borrower's general partner at least thirty (30) days prior to the date on which the charges first become payable. Within ten (10) days after Administration Agent's receipt of the aforementioned bills and disbursement request, the Administrative Agent shall direct the Depository Bank to pay such charges in accordance with such disbursement request, provided that the Administrative Agent approves of the disbursement request within such ten (10) day period and the amount on deposit in the Tax and Insurance Escrow Account is sufficient to pay such charges, it being understood and agreed that the Depository Bank shall be responsible for the timing of the payment of such charges and that Borrower shall be solely responsible for any late charges, interest and penalties imposed as a result of any delinquency in such payments arising from any efforts on behalf of the Borrower to avoid making such payments significantly in advance of the due date therefor. If at any time the amount on deposit in the Tax and Insurance Escrow Account, together with amounts to be deposited by Borrower before such charges are payable, is insufficient to pay such charges, Borrower shall deposit any deficiency in the Tax and Insurance Escrow Account immediately upon demand.

     Section 3.5. Pledge and Grant of Security Interest. Borrower hereby pledges to the Administrative Agent (on behalf of the Lenders), and grants a security interest in, any and all monies now or hereafter deposited in the Accounts as additional security for the payment of the Loans. Borrower shall not further pledge, assign or grant any security interest in the Accounts or permit any lien or encumbrance to attached thereto, or any levy to be made thereon, or any UCC-1 financing statements (except those naming the Administrative Agent as the secured party) to be filed with respect thereto. All reasonable out-of-pocket costs and expenses reasonably incurred in connection with disbursing funds from the Accounts shall be paid by Borrower. Upon the occurrence of an Event of Default and prior to the acceptance of a cure thereof by the Administrative Agent, the Administrative Agent may apply any sums then present in the Accounts to the payment of the Loans in any order in its sole discretion. Until expended or applied as above provided, the Accounts shall constitute additional security for the Loans.

     Section 3.6. Lockbox Account.

          (1) Borrower has established and will maintain with The Chase Manhattan Bank (in such capacity, the "Lockbox Bank"), a separate segregated account (number 230-110789) for the Project (the "Lockbox Account"). The Lockbox Account will be owned by the Borrower but shall be in the name of and under the sole dominion and control of the Administrative Agent pursuant to a lockbox account agreement, an agreement for notification and acknowledgment of pledge of accounts or similar agreement (a "Lockbox Agreement"). The Lockbox Account shall be entitled "General Electric Capital Corporation, as the Administrative Agent, pursuant to Loan Agreement dated as of December 13, 1999-1290 6th Avenue Rent Payment Account", provided that the Administrative Agent shall have the option to cause the Lockbox Bank to change the name of the Lockbox Account by giving notice to the Borrower, the Lenders and such Lockbox Bank. Borrower hereby grants to the Administrative Agent a first priority security interest in the Lockbox Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of the Administrative Agent a perfected first priority security interest in such Lockbox Account, including, without limitation, executing and filing UCC-1 financing statements and continuations thereof and entering into agreements to confirm the Administrative Agent's dominion and control over the Lockbox Account. The Administrative Agent shall have the sole right to make withdrawals from the Lockbox Account and all reasonable out-of-pocket costs and expenses for establishing and maintaining the Lockbox Account shall be paid by Borrower.

          (2) At the Administrative Agent's request, Borrower shall, or shall cause Manager to, deliver written instructions in substantially the form of Exhibit B hereto to all tenants under leases to deliver all rents payable thereunder directly to the Lockbox Account. Borrower shall, and shall cause Manager to, deposit all amounts received by Borrower or Manager constituting rents or otherwise relating to the Project into the Lockbox Account promptly upon receipt.

          (3) During any period other than a Trigger Period and except as provided in Section 5.3 with respect to pre-paid rents, the Administrative Agent shall direct the Lockbox Bank to sweep on a daily basis all funds in the Lockbox Account to an account maintained by the Borrower (such account being referred to as the "Borrower Account") at such financial institution or, at the joint written direction of the Borrower and the Mezzanine Lender, to such other account (the "Mezzanine Loan Lockbox Account") as shall be designated in writing by

Borrower and Mezzanine Lender. Borrower shall be entitled to use and apply all funds deposited into the Borrower Account. During a Trigger Period, the Administrative Agent shall cease sweeping funds into the Borrower Account (or the Mezzanine Lockbox Account, as applicable) and all funds will be swept daily from the Lockbox Account to the Cash Management Account.

          (4) In its sole discretion, Borrower may, from time to time, deposit amounts into the Cash Management Account from funds disbursed to Borrower in accordance with this Agreement or from any other sources of Borrower other than rent; provided that if Borrower deposits such amounts, the amounts deposited shall be subject to all of the terms hereof as if not separately deposited by Borrower, and may not be withdrawn by Borrower.

          (5) If Borrower receives any rents or other income from the Project, then (i) such amounts shall be held in trust for the benefit, and as the property, of Administrative Agent, subject to the terms of this Agreement and the other Loan Documents, (ii) such amounts shall not be commingled with any other funds or property of Borrower and (iii) Borrower shall deposit such amounts into the Lockbox Account within two (2) Business Days of receipt.

     Section 3.7. Cash Management Account.

          (1) The Borrower shall establish and maintain a separate segregated account (the "Cash Management Account") at the Depository Bank in the name of the Administrative Agent for the benefit of Lenders, which Cash Management Account shall be under the sole dominion and control of the Administrative Agent. The Cash Management Account shall be entitled "General Electric Capital Corporation, as the Administrative Agent, pursuant to Loan Agreement dated as of December 13, 1999 - 1290 6th Avenue Cash Management Account", provided that the Administrative Agent shall have the option to cause the Depository Bank to change the name of the Cash Management Account by giving notice to Borrower, the Lenders and the Depository Bank. Borrower hereby grants to the Administrative Agent a first priority security interest in the Cash Management Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of the Administrative Agent a perfected first priority security interest in the Cash Management Account, including, without limitation, executing and filing UCC-1 Financing Statements and continuations thereof and entering into agreements to confirm the Administrative Agent's dominion and control over the Cash Management Account and/or any other Accounts. Subject to the terms of the Loan Documents, the Administrative Agent shall have the sole right to make withdrawals from the Cash Management Account and all reasonable out-of-pocket costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Borrower.

          (2) During a Trigger Period, provided no Event of Default shall have occurred and be continuing, all funds on deposit in the Cash Management Account from time to time shall be applied by the Administrative Agent to the payment of the following items in the following order:

               (a) First, payment of all Tax and Insurance Escrow Reserve amounts required to be deposited into the Tax and Insurance Escrow Account in accordance with the terms and conditions of Section 3.4 hereof;

               (b) Second, payment to the Administrative Agent (on behalf of the Lenders) of Debt Service;

               (c) Third, payments to the Capital Improvements Reserve Account and Leasing Reserve Account in accordance with the terms and conditions hereof;

               (d) Fourth, payment to the Administrative Agent of any other amounts (other than the principal amount of the Loans) then due and payable under the Loan Documents;

               (e) Fifth, a disbursement to Borrower (or, at the Administrative Agent's election, to the contractor, vendor, service provider or other party entitled thereto) in an amount sufficient to enable Borrower (or, at the Administrative Agent's election, the Administrative Agent) to pay all Approved Expenses (including capital expenditures, tenant improvement costs and leasing commissions, but excluding any of such Approved Expenses which are paid from amounts deposited into the Tax and Insurance Escrow Account, the Capital Improvements Reserve Account or the Leasing Reserve Account) which are due and payable during the period between the date on which such disbursement is being made and the immediately following Payment Date. Borrower hereby covenants and agrees that all such amounts so disbursed to Borrower shall be used for the payment of Approved Expenses and for no other purpose. Upon request, Borrower shall furnish Administrative Agent with copies of cancelled checks, paid invoices and other documents reasonably requested by Administrative Agent in order to verify the Borrower's payment of Approved Expenses; and

               (f) Lastly, on the twentieth (20th) day of each calendar month, payment of all Net Cash Flow for the immediately preceding calendar month to Administrative Agent (on behalf of the Lenders) for deposit into the Curtailment Account.

          (3) All amounts deposited into the Curtailment Account shall be held by the Depository Bank for the benefit of the Administrative Agent (on behalf of the Lenders) in accordance with the terms and conditions of this Section 3.7(3). Provided no Event of Default exists, at the Borrower's request, amounts deposited in the Curtailment Account (or such lesser amount thereof as may be specified by Borrower) shall be applied in reduction of the principal amount of the Loans. Upon the occurrence of an Event of Default and prior to the acceptance of a cure thereof by the Administrative Agent, the Administrative Agent may apply any sums then present in the Curtailment Account to the payment of the Loans in any order in its sole discretion. Until expended or applied as above provided, amounts deposited in the Curtailment Account shall constitute additional security for the Loans. The Borrower shall be permitted on any one or more occasions to deliver to the Administrative Agent an unconditional, irrevocable letter of credit issued for the benefit of Administrative Agent by an Acceptable Issuer, in form and substance satisfactory to the Administrative Agent, and having an expiration date not earlier than one year following its issuance date (as such letter of credit, may be renewed, extended, or replaced, the "Letter of Credit") in substitution for amounts deposited in the Curtailment Account. Upon the Administrative Agent's receipt and acceptance of such Letter of Credit, Borrower shall be entitled to receive a disbursement from the Curtailment Account (but not any other Account) in an amount equal to the face amount of the Letter of Credit so received and accepted by the Administrative Agent. Borrower agrees that no less than thirty (30) days prior to the expiration date of the Letter of Credit and each renewal or extension thereof (until the Letter of Credit has been released as provided below), Borrower shall deliver to the Administrative Agent a renewal or extension of the Letter of Credit for a term of not less than one year, in form, content satisfactory to the Administrative Agent and issued by an Acceptable Issuer. The Administrative Agent shall be entitled to draw upon the Letter of Credit when any Event of Default exists (including, Borrower's failure to deliver a renewal or extension of the Letter of Credit as required above) or if the Administrative Agent believes that its rights to draw on the Letter of Credit could be in jeopardy. Without limiting the foregoing, the Administrative Agent shall also be entitled to draw on the Letter of Credit and apply such proceeds to the Loans if the credit rating or financial condition of the issuing bank is no longer acceptable to the Administrative Agent. Following a draw by the Administrative Agent on the Letter of Credit solely because of the deterioration of the creditworthiness of the issuing bank, the Administrative Agent will direct the Depository Bank to disburse such proceeds to Borrower provided (1) Borrower deliver to the Administrative Agent a replacement Letter of Credit within ten (10) days of the Administrative Agent's draw, (2) there exists no Event of Default or Potential Default, and (3) Borrower pays all of the Administrative Agent's fees and expenses in connection with such draw and disbursement. No draw by the Administrative Agent on the Letter of Credit shall cure or be deemed to cure any Event of Default or limit in any respect any of the Administrative Agent's or the Lenders' remedies under the Loan Documents, it being understood that the Administrative Agent's and the Lenders' rights and remedies hereunder shall be cumulative and the Administrative Agent and the Lenders shall have no obligations to apply the proceeds of any draw to missed installments or other amounts then due and unpaid under the Loans. Proceeds of any draw upon the Letter of Credit (after reimbursement of any costs and expenses, including attorneys' fees and reimbursements, incurred by the Administrative Agent in connection with such draw) shall be applied by the Administrative Agent to the payment of the amounts owing under the Loan Documents, in such manner as the Administrative Agent determine, or retained in the Curtailment Account in accordance with this Section. No delay or omission of the Administrative Agent or the Lenders in exercising any right to draw on the Letter of Credit shall impair any such right, or shall be construed as a waiver of, or acquiescence in, any Event of Default. Provided no Event of Default or Potential Default exists, the Administrative Agent and the Lenders shall, upon request, release its rights in the Letter of Credit and surrender the Letter of Credit to the issuing bank after the earlier of: (i) payment in full of all sums due, and performance of all obligations, under the Loan Documents or (ii) the depositing by the Borrower into the Curtailment Account of all amounts which, as of such date, would have been required to have been deposited by Borrower into the Curtailment Account.

          (4) The insufficiency of funds on deposit in the Cash Management Account shall not absolve Borrower of the obligation to make any payments as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

          (5) All funds on deposit in any of the Accounts following the occurrence and during the continuance of an Event of Default may be applied by the Administrative Agent in such order and priority as the Administrative Agent shall determine.

     Section 3.8. Payments Received Under the Cash Management Agreement. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower's obligations with respect to the monthly payment of interest and principal (if any) and amounts due for the Taxes and insurance premiums, the Capital Improvement Reserve and the Leasing Reserve and any other payment due pursuant to this Agreement or any other Loan Document shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account and are available to the Administrative Agent (on behalf of the Lenders) to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by the Administrative Agent.

     Section 3.9. Security Deposit Account. Subject to the requirements of any existing leases at the Project and/or any applicable legal requirements, on the date hereof, Borrower is depositing $225,943.03 (with interest thereon since October 1, 1999) into the Security Deposit Account, which amount represents an amount not less than the aggregate amount of all cash security deposits required to held by Borrower under the terms of the then existing leases at the Project. Subject to any applicable legal requirements, from and after the date hereof, Borrower shall deposit or cause to be deposited into the Security Deposit Account (or otherwise remit to Administrative Agent for its deposit into the Security Deposit Account) all cash security deposits provided by any tenants of the Project in accordance with their leases (including the cash proceeds of any non-cash security deposits and any amounts required to be provided by any tenant as a result of the Borrower's utilization of such tenant's cash security) as and when received by Borrower. Subject to the requirements of any applicable legal requirements, whenever the Borrower shall certify to the Administrative Agent, pursuant to a certification in the form of Schedule 3.9 hereto (a) either (i) that the Borrower is entitled to receive and apply any tenant security deposits or (ii) that the Borrower is obligated to refund a tenant security deposit to a tenant and (b) that the amounts remaining in the Security Deposit Account after such receipt and application or refund by Borrower, as applicable, are not less than the aggregate amount of all cash security deposits required to held by Borrower under the terms of the existing leases at the Project, Administrative Agent shall direct the Depository Bank to transfer to the Borrower Account (or, if so directed in writing by Borrower and the Mezzanine Lender, to the Mezzanine Loan Lockbox Account, except that, during a Trigger Period, all such amounts shall be transferred to the Curtailment Account), within ten (10) Business Days after the Administrative Agent's receipt of such certification, from the amounts credited to the Security Deposit Account, the amount specified by Borrower in such certification as the amount to which Borrower is entitled to receive and apply in accordance with the applicable lease.

                                    ARTICLE 4

                              ENVIRONMENTAL MATTERS

     Section 4.1. Certain Definitions. As used herein, the following terms have the meanings indicated:

          (1) "Environmental Laws" means any federal, state or local law (whether imposed by statute, or administrative or judicial order, or common law), now or hereafter enacted, governing health, safety, industrial hygiene, the environment or natural resources, or Hazardous Materials, including, such laws governing or regulating the use, generation, storage, removal, recovery, treatment, handling, transport, disposal, control, discharge of, or exposure to, Hazardous Materials.

          (2) "Hazardous Materials" means (a) petroleum or chemical products, whether in liquid, solid, or gaseous form, or any fraction or by-product thereof, (b) asbestos or asbestos-containing materials, (c) polychlorinated biphenyls (pcbs), (d) radon gas, (e) underground storage tanks, (i) any explosive or radioactive substances, (g) lead or lead-based paint, or (h) any other substance, material, waste or mixture which is or shall be listed, defined, or otherwise determined by any governmental authority to be hazardous, toxic, dangerous or otherwise regulated, controlled or giving rise to liability under any Environmental Laws.

     Section 4.2. Representations and Warranties on Environmental Matters. Borrower represents and warrants to the Administrative Agent and the Lenders that, to Borrower's knowledge, except as set forth in the Site Assessment, (1) no Hazardous Material is now or was formerly used, stored, generated, manufactured, installed, treated, discharged, disposed of or otherwise present at or about the Project or any property adjacent to the Project (except for cleaning and other products currently used in connection with the routine maintenance or repair of the Project in full compliance with Environmental
Laws), (2) all permits, licenses, approvals and filings required by Environmental Laws have been obtained, and the use, operation and condition of the Project do not, and did not previously, violate any Environmental Laws, (3) no civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding has been brought or been threatened, nor have any settlements been reached by or with any parties or any liens imposed in connection with the Project concerning Hazardous Materials or Environmental Laws and (4) no underground storage tanks exist at the Project.

     Section 4.3. Covenants on Environmental Matters.

          (1) Borrower shall (a) comply strictly and in all respects with applicable Environmental Laws; (b) notify the Administrative Agent immediately upon Borrower's discovery of any spill, discharge, release or presence of any Hazardous Material at, upon, under, within or otherwise affecting the Project (other than de minimis amounts not violating any Environmental Law); (c) promptly remove such Hazardous Materials and remediate the Project in full compliance with Environmental Laws and in accordance with the recommendations and specifications of an independent environmental consultant approved by the Administrative Agent; and (d) promptly forward to the Administrative Agent copies of all orders, notices, permits, applications or other communications and reports in connection with any spill, discharge, release or the presence of any Hazardous Material or any other matters relating to the Environmental Laws or any similar laws or regulations, as they may affect the Project or Borrower.

          (2) Borrower shall not cause, shall prohibit any other Person within the control of Borrower from causing, and shall use prudent, commercially reasonable efforts to prohibit other Persons (including tenants) from causing
(a)  any  spill,  discharge  or  release,  or  the  use,  storage,   generation,
manufacture, installation, or disposal, of any Hazardous Materials at, upon, under, within or about the Project or the transportation of any Hazardous Materials to or from the

Project (except for cleaning and other products used in connection with the routine maintenance or repair of the Project and products customarily used by office tenants, in each case in full compliance with Environmental Laws), (b) any underground storage tanks to be installed at the Project, or (c) any activity that requires a permit or other authorization under Environmental Laws to be conducted at the Project.

          (3) Borrower shall provide to the Administrative Agent, at Borrower's expense promptly upon the written request of the Administrative Agent from time to time, a Site Assessment or, if required by the Administrative Agent, an update to any existing Site Assessment, to assess the presence or absence of any Hazardous Materials and the potential costs in connection with abatement, cleanup or removal of any Hazardous Materials found on, under, at or within the Project. Borrower shall pay the cost of no more than one such Site Assessment or update requested by Administrative Agent during the term of the Loan, unless the Administrative Agent's request for a Site Assessment or update is based on information provided under Section 4.3(1), a reasonable suspicion of Hazardous Materials at or near the Project, a breach of representations under Section 4.2, or an Event of Default.

          (4) Borrower shall, at its sole cost and expense, diligently and continuously carry out (or cause to be diligently and continuously carried out), the operations, abatement and maintenance plan for asbestos at the Project dated December 2, 1999 and prepared by Hillman Environmental Company, Inc.

     Section 4.4. Allocation of Risks and Indemnity. As between Borrower, the Administrative Agent and the Lenders, all risk of loss associated with non-compliance with Environmental Laws, or with the presence of any Hazardous Material at, upon, within, contiguous to or otherwise affecting the Project, shall lie solely with Borrower. Accordingly, Borrower shall bear all risks and costs associated with any loss, damage or liability therefrom, including all costs of removal of Hazardous Materials or other remediation required by the Administrative Agent or by law. Borrower shall indemnify, defend and hold the
Administrative Agent and the Lenders harmless from and against all loss, liabilities, damages, claims, costs and expenses (including reasonable costs of defense) arising out of or associated, in any way, with the non-compliance with Environmental Laws, or the existence of Hazardous Materials in, on, or about the Project, or a breach of any representation, warranty or covenant contained in this Article 4, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including those arising from the joint, concurrent, or comparative negligence of the Administrative Agent and the Lenders; however, Borrower shall not be liable under such indemnification to the extent such loss, liability, damage, claim, cost or expense results solely from the Administrative Agent's or any Lender's gross negligence or willful misconduct. Borrower's obligations under this
Section 4.4 shall arise upon the discovery of the presence of any Hazardous Material, whether or not any governmental authority has taken or threatened any action in connection with the presence of any Hazardous Material, and whether or not the existence of any such Hazardous Material or potential liability on account thereof is disclosed in the Site Assessment. The Borrower's indemnification obligations in this Section 4.4 shall continue notwithstanding the repayment of the Loans or any transfer or sale of any right, title and interest in the Project (by foreclosure, deed in lieu of foreclosure or otherwise), except that, if, in the case of a repayment of the Loans in full or a transfer or sale of the Project with the Administrative Agent's prior written approval (and without implying that any such approval will be granted), Borrower furnishes to the Administrative Agent a then current Site Assessment (or an update to a prior Site Assessment) which neither recommends any further assessment or monitoring of the Project nor discloses any material non-compliance with Environmental Laws at the Project (as determined by Administrative Agent in its sole discretion), then Borrower's indemnification obligations under this Section 4.4 shall cease (except with respect to any matters which Administrative Agent shall have given notice to the Borrower on or prior to such repayment or transfer).

     Section 4.5. No Waiver. Notwithstanding any provision in this Article 4 or elsewhere in the Loan Documents, or any rights or remedies granted by the Loan Documents, the Administrative Agent and the Lenders do not waive and expressly reserves all rights and benefits now or hereafter accruing to the Administrative Agent and/or any Lenders under the "security interest" or "secured creditor" exception under applicable Environmental Laws, as the same may be amended. No action taken by the Administrative Agent and/or any Lender pursuant to the Loan Documents shall be deemed or construed to be a waiver or relinquishment of any such rights or benefits under the "security interest exception."

                                   ARTICLE 5

                                 LEASING MATTERS

     Section 5.1. Representations and Warranties on Leases. Borrower represents and warrants to the Administrative Agent and the Lenders with respect to leases of the Project that except as disclosed in Schedule 5.1: (1) to Borrower's knowledge, the rent roll delivered to the Administrative Agent is true and correct in all material respects, and the leases are valid and in and full force and effect; (2) the leases (including amendments) are in writing, and there are no oral agreements with respect thereto; (3) the copies of the leases delivered to the Administrative Agent are true and complete; (4) to Borrower's knowledge, neither the landlord nor any tenant is in default under any of the leases; (5) Borrower has no knowledge of any notice of termination or default with respect to any lease; (6) Borrower has not assigned or pledged any of the leases, the rents or any interests therein except to the Administrative Agent (on behalf of the Lenders); (7) no tenant or other party has an option to purchase all or any portion of the Project; (8) no tenant has the right to terminate its lease prior to expiration of the stated term of such lease, except in the case of a casualty or condemnation of the Project; (9) as of the date hereof, no tenant has prepaid more than one month's rent in advance (except for bona fide security deposits); and (10) all tenant security deposits paid in cash by tenants under leases at the Project (and the cash proceeds of any non-cash security deposits drawn or otherwise realized upon by Borrower) shall be deposited into the Security Deposit Account as and when received by the Borrower.

     Section 5.2. Lease; Approval Rights. Borrower shall not enter into, renew (except pursuant to renewal rights contained in existing Major Leases), terminate or amend (other than as required by a Major Lease, e.g., confirming delivery or commencement dates, etc.) in any material respect any Major Lease after the date hereof without first obtaining the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, provided that (a) there exists no Potential Default or Event of Default and (b) the Major

Lease  is  on  terms  and  conditions   (including  rental  rates  and  landlord
concessions) which are commercially reasonable at the time the lease is executed. Prior to entering into any Major Lease (or a renewal (except pursuant to renewal rights contained in then existing Major Leases), amendment or termination thereof), the Borrower shall deliver to the Administrative Agent the following (collectively, the "Major Lease Term Sheet Package"): (i) a final term sheet in a form reasonably acceptable to Administrative Agent (the "Major Lease Term Sheet") containing all the material terms of the proposed Major Lease, including, without limitation, the identity of the proposed tenant and (ii) such information with respect to the prospective tenant as shall permit the Administrative Agent to assess such proposed tenant's business, character and creditworthiness. Within fifteen (15) Business Days after the Administrative Agent shall have received a Major Lease Term Sheet Package, the Administrative Agent shall either consent or refuse to consent to such Major Lease Term Sheet. If the Administrative Agent shall refuse to consent to any proposed Major Lease Term Sheet, the Administrative Agent shall promptly forward to the Borrower in reasonable detail the reasons for such refusal. If the Administrative Agent shall fail to respond within such fifteen (15) Business Day period, Borrower may notify the Administrative Agent of such failure and if the Administrative Agent shall fail to respond within three (3) Business Days after receipt of such second notice, the Administrative Agent shall be deemed to have consented to such proposed Major Lease Term Sheet. If the Administrative Agent shall approve (or be deemed to have approved) the Major Lease Term Sheet, Borrower shall deliver to Administrative Agent the first draft of the proposed Major Lease and all subsequent drafts of such proposed Major Lease. Within ten (10) Business Days after the Administrative Agent shall have received the final draft of the proposed Major Lease, provided such final draft is on substantially the same terms as the approved Major Lease Term Sheet, Administrative Agent shall consent to such Major Lease. All leases (regardless of whether it is a Major Lease) shall (i) be on commercially reasonable terms, (ii) provide for market rents (which shall be determined taking into account the applicable operating expense and real estate tax provisions, tenant work allowance, tenant expenses and free rent), and contain normal and customary subordination and attornment provisions. Borrower shall deposit all cash tenant security deposits (and the cash proceeds of all non-cash security deposits) in the Security Deposit Account. Within ten
(10) days after the Administrative Agent's request, Borrower shall furnish to the Administrative Agent a statement of all tenant security deposits, and copies of all leases not previously delivered to the Administrative Agent, certified by Borrower as being true and correct. In addition to the foregoing, it is understood and agreed that any future lease, lease modification or lease extension (except for lease extensions expressly permitted under or lease modifications expressly required under the terms of existing Leases) for premises consisting of 100,000 or more rentable square feet may be subject to the approval of the Majority Lenders.

     Section 5.3. Covenants. Borrower shall (1) perform the obligations which Borrower is required to perform under the leases; (2) enforce, in a commercially reasonable manner, the obligations to be performed by the tenants; (3) promptly furnish to the Administrative Agent any notice of default or termination received by Borrower from any tenant, and any notice of default or termination given by Borrower to any tenant; (4) not collect any rents for more than thirty
(30) days in advance of the time when the same shall become due, except for (x) bona fide security deposits which are deposited into the Security Deposit Account and (y) pre-paid rents which shall be retained in the Cash Management Account until due and payable under the applicable lease, with Borrower hereby agreeing to advise Administrative Agent and the Depository Bank as to any prepayment of rent more than thirty (30) days in advance of the time when due as and when Borrower becomes aware of the same and to deposit into the Cash Management Account or otherwise promptly remit to Administrative Agent the full amount of any such prepayment promptly following Borrower's receipt of the same; (5) not enter into any ground lease or master lease of any part of the Project; and (6) not further assign or encumber any lease, and any action in violation of clauses
(5), and (6) of this Section 5.3 shall be void at the election of the Administrative Agent.

     Section 5.4. Tenant Estoppels. At the Administrative Agent's request, Borrower shall obtain and furnish to the Administrative Agent, to the extent required to be delivered by tenants under existing leases, (1) written Estoppels in form and substance satisfactory to the Administrative Agent, executed by tenants under leases in the Project and confirming the term, rent, and other provisions and matters relating to the leases and (2) written subordination and attornment agreements, in form and substance satisfactory to the Administrative Agent, executed by tenants under leases in the Project, whereby, among other things, such tenants subordinate their interest in the Project to the Loan Documents and agree to attorn to the Administrative Agent (on behalf of the Lenders) and its successors and assigns upon foreclosure or other transfer of the Project after an Event of Default.

                                   ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to the Administrative Agent and the Lenders that:

     Section 6.1. Organization and Power.

          (1) Borrower and each Borrower Party is duly organized, validly existing and in good standing under the laws of the state of its formation or existence, and is in compliance with legal requirements applicable to doing business in the State. Borrower is not a "foreign person" within the meaning of ss. 1445(f)(3) of the Code.

          (2) As of the date hereof, (a) Apollo Real Estate Advisors, L.P. (or any one or more investment funds managed by or other entities owned and controlled by Apollo Real Estate Advisors, L.P.) owns (on a fully undiluted and unencumbered basis) 38.1% of the issued and outstanding shares of voting common stock of the REIT, thereby entitling Apollo Real Estate Advisors, L.P. (or any one or more investment funds managed by or other entities owned and controlled by Apollo Real Estate Advisors, L.P.) to appoint four (4) of the nine (9) members of the board of directors of the REIT, and (b) the REIT owns, in the aggregate, either directly or indirectly, 95% of the beneficial interests in the Borrower and the Project.

     Section 6.2. Validity of Loan Documents. The execution, delivery and performance by Borrower and each Borrower Party of the Loan Documents: (1) are duly authorized and do not require the consent or approval of any other party or governmental authority which has not been obtained; and (2) will not violate any law or result in the imposition of any lien, charge or encumbrance upon the assets of any such party, except as contemplated by the Loan Documents. The Loan Documents constitute the legal, valid and binding obligations of Borrower and each

Borrower Party, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors' rights.

     Section 6.3. Liabilities; Litigation.

          (1) The financial statements (or tax returns, as applicable) delivered by Borrower and each Borrower Party are true and correct with no significant change since the date of preparation. Except as disclosed in Schedule 6.3 and in such financial statements, there are no liabilities (fixed or contingent) affecting the Project, Borrower or any Borrower Party. Except as disclosed in such financial statements, there is no litigation, administrative proceeding, investigation or other legal action (including any proceeding under any state or federal bankruptcy or insolvency law) pending or, to the knowledge of Borrower, threatened, against the Project, Borrower or any Borrower Party which if adversely determined could have a material adverse effect on such party, the Project or the Loans.

          (2) Neither Borrower nor any Borrower Party is contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and neither Borrower nor any Borrower Party has knowledge of any Person contemplating the filing of any such petition against it.

     Section 6.4. Taxes and Assessments. The Project is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot. There are no pending or, to Borrower's best knowledge, proposed, special or other assessments for public improvements or otherwise affecting the Project, nor are there any contemplated improvements to the Project that may result in such special or other assessments.

     Section 6.5. Other Agreements; Defaults. Neither Borrower nor any Borrower Party is a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which might adversely affect the Project or the business, operations, or condition (financial or otherwise) of Borrower or any Borrower Party. Neither Borrower nor any Borrower Party is in violation of any agreement which violation would have an adverse effect on the Project, Borrower, or any Borrower Party or Borrower's or any Borrower Party's business, properties, or assets, operations or condition, financial or otherwise.

     Section 6.6. Compliance with Law.

          (1)  Borrower and each  Borrower  Party have all  requisite  licenses, permits, franchises, qualifications, certificates of occupancy or other governmental authorizations to own, lease and operate the Project and carry on its business, and the Project is in compliance with all applicable legal requirements and is free of structural defects, and all building systems contained therein are in good working order, subject to ordinary wear and tear. The Project does not constitute, in whole or in part, a legally non-conforming use under applicable legal requirements;

          (2) No condemnation has been commenced or, to Borrower's knowledge, is contemplated with respect to all or any portion of the Project or for the relocation of roadways providing access to the Project; and

          (3) The Project has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary or convenient to the full use and enjoyment of the Project are located in the public right-of-way abutting the Project, and all such utilities are connected so as to serve the Project without passing over other property, except to the extent such other property is subject to a perpetual easement for such utility benefiting the Project. All roads necessary for the full utilization of the Project for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities.

     Section 6.7. Location of Borrower. Borrower's principal place of business and chief executive offices are located at the address stated in Section 11.1.

     Section 6.8. ERISA. Borrower has not established any pension plan for employees which would cause Borrower to be subject to the Employee Retirement Income Security Act of 1974, as amended.

     Section 6.9. Margin Stock. No part of proceeds of the Loans will be used for purchasing or acquiring any "margin stock" within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

     Section 6.10. Tax Filings. Borrower and each Borrower Party have filed (or have obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower and each Borrower Party, respectively.

     Section 6.11. Solvency. Giving effect to the Loans, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loans, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loans, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its Debts as such Debts become absolute and matured. Borrower's assets do not and, immediately following the making of the Loans will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debts as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).

     Section 6.12. Full and Accurate Disclosure. No statement of fact made by or on behalf of Borrower or any Borrower Party in this Agreement or in any of the other Loan Documents or in any certificate, statement or questionnaire delivered by Borrower or any Borrower Party in connection with the Loans contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower or any Borrower Party which has not been disclosed to the Administrative Agent which adversely affects, nor as far as Borrower can foresee, might adversely affect, the Project or the business, operations or condition (financial or otherwise) of Borrower or any Borrower Party.

     Section 6.13. Single Purpose Entity. Borrower is a Single Purpose Entity.

     Section 6.14. Management Agreement. The Management Agreement and the Asset Management Agreement are the only agreements in existence with respect to the overall operation or management of the Project. The copies of the Management Agreement and Asset Management Agreement delivered to the Administrative Agent are true and correct copies, and such agreements have not been amended or modified. None of the parties to such agreements is in default under such agreements and neither the Manager nor the Asset Manager has any defense, offset right or other right to withhold performance under or terminate such agreements other than in accordance with the terms thereof.

     Section 6.15. Year 2000 Compliance. Borrower is aware of the potential effect of the problem generally known as "Year 2000 computer-related dysfunction" ("Year 2000"). All computers and computer-dependent systems of Borrower, its suppliers and vendors, and such systems used in or in connection with the Project, are able to function notwithstanding Year 2000. Borrower will promptly notify the Administrative Agent in the event Borrower discovers or determines that any of the above-referenced computers or systems will not be Year 2000 compliant and will implement and carry out to completion such actions as may be required to correct such non-compliance as soon as commercially practicable.

     Section 6.16. No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, operating agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or any of Borrower's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

     Section 6.17. Title. Borrower has good, marketable and insurable title to the Project, free and clear of all Liens whatsoever, except for the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. The Mortgage creates (and upon the recordation thereof and of any related financing statements there will be perfected) (1) a valid Lien on the Project, subject only to Permitted Encumbrances and (2) security interests in and to, and collateral assignments of, all personality (including the leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. There are no claims for payment for work, labor or materials affecting the Project which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents. None of the Permitted Encumbrances, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage and this Agreement, materially and adversely affect the value of the Project, impair the use or operations of the Project or impair Borrower's ability to pay its obligations in a timely manner.

     Section 6.18. Use of Project. The Project is being, and will continue to be, used exclusively for general office and other appurtenant and related uses and, in the case of the ground and concourse floors of the Project, retail uses.

     Section 6.19. Flood Zone. No portion of the improvements comprising the Project is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1994, as amended, or any successor law.

     Section 6.20. Insurance. Borrower has obtained and has delivered to the Administrative Agent certified copies of all of the insurance policies for the Project reflecting the insurance coverages, amounts and other insurance requirements set forth in this Agreement. No claims have been made under any such policy, and no Person, including the Borrower, has done, by act or omission, anything which would impair the coverage of any such policy.

     Section 6.21. Certificate of Occupancy; Licenses. All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits, required for the legal use, occupancy and operation of the Project as an office building (with ground floor retail uses) (collectively, the "Licenses") have been obtained and are in full force and effect. Borrower shall keep and maintain all Licenses in full force and effect. The use being made of the Project is in conformity with any applicable certificate of occupancy issued for the Property.

     Section 6.22. Physical Condition. Except as disclosed in the building condition reports certified to the Administrative Agent and delivered in connection with the initial advance of the Loans, the Project, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; to Borrower's knowledge, there exists no structural or other material defects or damages in the Project, whether latent or otherwise, and Borrower has not received written notice from any insurance company or bonding company of any defects or inadequacies in the Project, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

     Section 6.23. Boundaries. All of the Improvements (as defined in the Mortgage) lie wholly within the boundaries and building restriction lines of the Project, and no improvements on adjoining properties encroach upon the Project, and no Improvements encroach upon or violate any easements or other encumbrances upon the Project, so as to materially adversely affect the value or marketability of the Project, except those which are insured against by title insurance.

     Section 6.24. Survey. The survey for the Project delivered to the Administrative Agent in connection with this Agreement does not fail to reflect any material matter affecting the Project or the title thereto.

     Section 6.25. Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable legal requirements currently in effect in connection with the transfer of the Project to Borrower or any transfer of a controlling interest in Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable legal requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid and, under current legal requirements, the Mortgage is enforceable in accordance with its terms by the Administrative Agent or any subsequent holder thereof (on behalf of the Lenders), subject to applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors' rights.

     Section 6.26. Investment Company Act. Borrower is not (1) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (2) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (3) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

     Section 6.27. Interest Rate Protection Agreement. A complete and correct copy of the Interest Rate Protection Agreement is attached hereto as Exhibit I. The Interest Rate Protection Agreement is in full force and effect and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights.

                                   ARTICLE 7

                               FINANCIAL REPORTING

     Section 7.1. Financial Statements.

          (1) Monthly Reports. Within thirty (30) days after the end of each calendar month, Borrower shall furnish to the Administrative Agent (or, in the case of item (f) below, shall cause the transfer agent for the REIT to furnish to the Administrative Agent) (a) a detailed operating statement (showing monthly activity for the calendar month just ended and year-to-date) stating Operating Revenues, Operating Expenses, operating income and Net Cash Flow for the calendar month just ended, (b) an updated rent roll, (c) a current stacking plan, (d) copies of all new leases (or amendments to any existing leases) at the Project entered into during the calendar month just ended, (e) a leasing status report, (f) a list of the then current shareholders of the REIT indicating, with respect to each shareholder, the number of outstanding shares owned by it and,
(g) as requested by the Administrative Agent, copies of bank statements and bank reconciliations, a general ledger, and other documentation supporting the information disclosed in the most recent financial statements.

          (2) Quarterly Reports. Within forty-five (45) days after the end of each calendar quarter, Borrower shall furnish to the Administrative Agent a current (as of the end of such Quarter) balance sheet and a detailed operating statement (showing quarterly activity and year-to-date) prepared in accordance with GAAP and stating Operating Revenues, Operating Expenses, operating income and Net Cash Flow for the calendar quarter just ended and a written statement for each Quarter (other than the fourth (4th) Quarter of each year) setting forth any variances during such Quarter of more than $25,000 in the aggregate for any line item from the Approved Annual Budget for such Quarter.

          (3) Annual Reports. Within ninety (90) days after the end of each fiscal year of Borrower's operation of the Project, Borrower shall furnish to the Administrative Agent a current (as of the end of such fiscal year) balance sheet and a detailed operating statement stating Operating Revenues, Operating Expenses, operating income and Net Cash Flow for each of Borrower and the Project, all prepared in accordance with GAAP and audited by an independent certified public accountant satisfactory to the Administrative Agent. In addition to the foregoing, Borrower shall also deliver to the Administrative Agent copies of all United States federal income tax returns for the Borrower's general partner promptly (and in any event within twenty (20) days) after the general partner's filing of such income tax returns. Administrative Agent hereby acknowledges and agrees that Deloitte & Touche LLP and any other so-called "Big 5" accounting firm is satisfactory to the Administrative Agent.

          (4) Certification; Supporting Documentation. Each such financial statement shall be in scope and detail satisfactory to the Administrative Agent and certified by (a) the chief financial representative of Borrower, in the case of quarterly statements, and (b) an independent certified accountant satisfactory to the Administrative Agent, in the case of annual statements. Administrative Agent hereby acknowledges and agrees that Deloitte & Touche LLP and any other so-called "Big 5" accounting firm is satisfactory to the Administrative Agent.

     Section 7.2. Other Information. Borrower shall deliver to the Administrative Agent such additional information regarding Borrower, its subsidiaries, its business, any Borrower Party, and the Project within 30 days after the Administrative Agent's request therefor.

     Section 7.3. Annual Budget. Commencing with the budget for the calendar year 2000 and for each calendar year thereafter, Borrower shall submit to Administrative Agent for Administrative Agent's written approval an annual budget (an "Annual Budget") not later than December 20th of the previous calendar year, in form reasonably satisfactory to Administrative Agent setting forth in reasonable detail budgeted monthly Operating Revenues and monthly Operating Expenses for the Project. Administrative Agent shall have the right to approve such Annual Budget (such approval not to be unreasonably withheld or conditioned except during any period where Administrative Agent is taking action to remove the Manager, in which event Administrative Agent shall have the right to exercise such approval right in its sole discretion) and in the event that Administrative Agent objects to the proposed Annual Budget submitted by Borrower, Administrative Agent shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall within five (5) days after receipt of notice of any such objections revise such Annual Budget and resubmit the same to Administrative Agent. Administrative Agent shall advise Borrower of any objections to such revised Annual Budget (and deliver to Borrower a reasonably detailed description of such objections) within five (5) days after receipt thereof and Borrower shall promptly revise the same in accordance with the foregoing procedures until the Administrative Agent approves (such approval not to be unreasonably withheld or conditioned except during any period where Administrative Agent is taking action to remove the Manager, in which event Administrative Agent shall have the right to exercise such approval right in its sole discretion) an Annual Budget; provided, however, that if Administrative Agent shall not advise Borrower of its objections to any proposed Annual Budget within the applicable time period set forth in this subsection, then such proposed Annual Budget shall be deemed approved by Administrative Agent (unless a Trigger Period exists, in which case the proposed Annual Budget shall be deemed disapproved). Each such Annual Budget approved by Administrative Agent in accordance with terms hereof shall hereinafter be referred to as an "Approved Annual Budget". Until such time that Administrative Agent has approved a proposed Annual Budget, the most recently Approved Annual Budget shall apply, provided that such Approved Annual Budget shall be adjusted to reflect actual increases in real estate taxes, insurance premiums and utilities expenses and shall otherwise be adjusted to reflect any change during the preceding year in the Consumer Price Index.

     Section 7.4. Audits. Borrower shall permit the Administrative Agent to examine such records, books and papers of Borrower which reflect upon its financial condition and the income and expense relative to the Project.

                                   ARTICLE 8

                                    COVENANTS

     Borrower covenants and agrees with the Administrative Agent and the Lenders as follows:

     Section 8.1. Due on Sale and Encumbrance; Transfers of Interests.

          (1) Without the prior written consent of the Administrative Agent and the Lenders (to the extent required under Section 11.2),

               (a) neither Borrower nor any other Person having an indirect or direct ownership or beneficial interest in Borrower shall (a) directly or indirectly sell, transfer, convey, mortgage, pledge, or assign any interest in the Project or any part thereof (including any partnership, membership or any other ownership interest in Borrower); (b) further encumber, alienate, grant a Lien or grant any other interest in the Project or any part thereof (including any partnership, membership or other ownership interest in Borrower), whether voluntarily or involuntarily; or (c) enter into any easement or other agreement granting rights in or restricting the use or development of the Project;

               (b) no new general partner, member, or limited partner having the ability to control the affairs of Borrower shall be admitted to or created in Borrower (nor shall any existing general partner or member or controlling limited partner withdraw from Borrower), and no change in Borrower's organizational documents relating to control over Borrower and/or the Project shall be effected;

               (c) no transfer shall be permitted which would cause the REIT to own less than ninety-five percent (95%) of the beneficial interest in Borrower and the Project and less than one hundred percent (100%) of the voting stock in the corporate general partner of Borrower; and

               (d) no transfer shall be permitted which would cause Apollo Real Estate Advisors, L.P. (or (i) any investment fund managed by or other entity controlled by Apollo Real Estate Advisors, L.P. or (ii) its principals on the date hereof) to directly or indirectly own (on a fully diluted and unencumbered basis) less than thirty percent (30%) of the beneficial and economic interests in Borrower and the Project.

          (2)   Notwithstanding   anything  to  the  contrary  contained  herein
(including Section 8.8) or the other Loan Documents, but subject to the provisions of this subsection (2), any Single Purpose Entity (other than Borrower) which directly or indirectly owns equity interests in Borrower and which is acceptable to the Administrative Agent (the "Mezzanine Borrower"), such approval not to be unreasonably withheld, shall be permitted to obtain additional financing (a "Mezzanine Loan") from a Mezzanine Lender provided that each of the following conditions is satisfied:

               (a) the principal amount of the Mezzanine Loan does not exceed $25,000,000;

               (b) the Mezzanine Loan (a) is secured primarily by a lien on the REIT's (i) 100% ownership interest in the capital stock of 1290 GP Corp., the current general partner of Borrower, (ii) 94.05% limited partnership interest in the Borrower and (iii) 100% ownership interest in the capital stock of 237/1290 GP Corp., and not by the Project, and (b) does not constitute an obligation of, or any lien upon any assets of, Borrower;

               (c) the Loan-to-Value Ratio immediately after the making of the Mezzanine Loan, assuming that the Mezzanine Loan is part of the Loan and utilizing an Appraisal dated (or updated) to a date not more than ninety
     (90) days prior to the making of the Mezzanine Loan, does not exceed 75%;

               (d) the Adjusted Debt Service Coverage Ratio after the making of the Mezzanine Loan is at least (i) 1.2 to 1, assuming that the debt service payable on the Mezzanine Loan is not part of Debt Service, and (ii) 1.1 to 1, assuming that the debt service payable on the Mezzanine Loan (at the contract rate specified in the Mezzanine Loan documents) is part of the Debt Service;

               (e) the Mezzanine Loan shall have a scheduled maturity date no earlier than the Maturity Date;

               (f) the Mezzanine Lender enters into an Intercreditor Agreement;

               (g) Administrative Agent shall have received an opinion of counsel to the Mezzanine Lender covering certain organizational matters and the enforceability of the Intercreditor Agreement against the Mezzanine Lender, it being understood that the Mezzanine Loan documents may provide that such opinion shall be at the sole cost and expense of Mezzanine Borrower;

               (h) No Event of Default or Potential Default exists and is continuing;

               (i) Borrower and its general partner shall each remain a Single Purpose Entity;

               (j) Borrower shall reimburse Administrative Agent, not later than the date of the closing of the Mezzanine Loan, for all costs and expenses, including attorneys' fees and disbursements and all appraisal costs, incurred or to be incurred by Administrative Agent in connection with the Mezzanine Loan; and

               (k) the terms, conditions and structure of the Mezzanine Loan and the Mezzanine Loan documents (including, without limitation, the payment terms) are otherwise acceptable to the Administrative Agent.

The determination as to whether the conditions set forth in this subsection (2) have been satisfied shall be made by Administrative Agent in its sole discretion. At the time of the closing of the Mezzanine Loan, at the request of the Borrower, the Administrative Agent shall certify to the Administrative Agent as to the principal amount due on the Loans and whether or not, to the actual knowledge of the Administrative Agent, any Event of Default exists.

          (3) Notwithstanding the foregoing, however, no consent shall be required for a transfer or any subsequent transfer of any shareholder interests in the REIT, subject to Section 8.1(1)(d).

          (4) Notwithstanding the provisions of Section 8.1, any transfer of a direct ownership interest in Borrower or its general partner shall be further subject to (x) no Potential Default or Event of Default then existing, (y) the proposed transferee being a corporation, partnership, joint venture, joint-stock company, trust or individual approved in writing by each Lender subject to a Limiting Regulation in its discretion, and (z) payment to Administrative Agent on behalf of Lenders of all costs and expenses incurred by Administrative Agent or any Lenders in connection with such transfer. Each Lender at the time subject to a Limiting Regulation shall, within ten (10) days after receiving Borrower's notice of a proposed transfer subject to this Section 8.1(4), furnish to Borrower a certificate (which shall be conclusive absent manifest error) stating that it is subject to a Limiting Regulation, whereupon such Lender shall have the approval right contained in clause (y) above. Each Lender which fails to furnish such a certificate to Borrower during such ten (10) day period shall be automatically and conclusively deemed not to be subject to a Limiting Regulation. If any Lender subject to a Limiting Regulation fails to approve a proposed transferee under clause (y) above (any such Lender being herein called a "Rejecting Lender"), Borrower, upon three (3) Business Days notice, may (A) notwithstanding the terms of Sections 2.3(5), prepay such Rejecting Lender's outstanding Loans or (B) require that such Rejecting Lender transfer all of its right, title and interest under this

Agreement and such Rejecting Lender's Note to any bank or other financial institution or any Eligible Assignee (a "Proposed Lender") selected by Borrower that is reasonably satisfactory to the Administrative Agent if such Proposed Lender (x) agrees to assume all of the obligations of such Rejecting Lender hereunder, and to purchase all of such Rejecting Lender's Loans hereunder for consideration equal to the aggregate outstanding principal amount of such Rejecting Lender's Loans, together with interest thereon to the date of such purchase (to the extent not paid by Borrower), and satisfactory arrangements are made for payment to such Rejecting Lender of all other amounts accrued and payable hereunder to such Rejecting Lender as of the date of such transfer (including any fees accrued hereunder and any amounts that would be payable under Section 2.7(5) as if all such Rejecting Lender's Loans were prepaid in full on such date) and (y) approves the proposed transferee. Subject to the provisions of Section 11.25(2), such Proposed Lender shall be a "Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements of Borrower contained in Section 11.5 shall survive for the benefit of such Rejecting Lender under this Section 8.1(4) with respect to the time period prior to such replacement.

          (5) As used in this Section 8.1, "transfer" shall include the sale, transfer, conveyance, mortgage, pledge, or assignment of the legal or beneficial ownership of (a) the Project, (b) any partnership interest in any general partner in Borrower that is a partnership, (c) any membership interest in any member in Borrower that is a limited liability company and (d) any voting stock in any general partner in Borrower that is a corporation; and "transfer" shall not include (i) the leasing of any space within the Project so long as Borrower complies with the provisions of the Loan Documents relating to such leasing activity, (ii) the transfers of limited partner interests in Borrower so long as the provisions of Sections 8.1(2) and 8.1(3) are satisfied or (iii) transfers to the Mezzanine Lender pursuant to the exercise of its remedies under the documentation evidencing and/or securing the Mezzanine Loan, subject to the requirements of the Intercreditor Agreement.

          Section 8.2. Taxes; Charges.

          (1) Borrower shall pay before any fine, penalty, interest or cost may be added thereto, and shall not enter into any agreement to defer, any real estate taxes and assessments, franchise taxes and charges, and other governmental charges that may become a Lien upon the Project or become payable during the term of the Loans (collectively, "Taxes"), and will promptly furnish the Administrative Agent with evidence of such payment; however, Borrower's compliance with Section 3.4 of this Agreement relating to impounds for taxes and assessments shall, with respect to payment of such taxes and assessments, be deemed compliance with this Section 8.2. Borrower shall not suffer or permit the joint assessment of the Project with any other real property constituting a separate tax lot or with any other real or personal property. Borrower shall pay when due all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in a Lien on the Project; however, Borrower may contest the validity of such claims and demands or taxes so long as (1) Borrower notifies the Administrative Agent that it intends to contest such claim or demand, (2) Borrower provides the Administrative Agent with an indemnity, bond or other security satisfactory to the Administrative Agent (including an endorsement to the Administrative Agent's title insurance policy insuring against such claim or demand) assuring the discharge of Borrower's obligations for such claims and demands, including interest and penalties, and (3) Borrower is diligently contesting the same by appropriate legal proceedings in good faith and at its own expense and concludes such contest prior to the tenth (10th) day preceding the earlier to occur of the Maturity Date or the date on which the Project is scheduled to be sold for non-payment.

          (2) Upon demand by the Administrative Agent, Borrower shall pay all mortgage, mortgage recording, stamp, intangible or other similar taxes required at any time to be paid by any Person under any applicable legal requirements or governmental interpretation thereof in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, so that each Loan
Document, including, without limitation, the Mortgage, is at all times enforceable in accordance with its terms by the Administrative Agent or any subsequent holder thereof (on behalf of the Lenders), subject to applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors' rights.

          Section 8.3. Control; Management. There shall be no change in the day-to-day control and management of Borrower or any Borrower Party without the prior written consent of the Administrative Agent. Borrower shall not terminate, replace or appoint any property manager or terminate or amend the Management Agreement for the Project (other than minor modifications which do not increase the fees payable under the Management Agreement, decrease the term of the Management Agreement or otherwise adversely affect the rights and obligations of the Borrower thereunder) or permit the REIT to terminate, replace or appoint any asset manager or terminate or amend the Asset Management Agreement for the Project, in either case without the Administrative Agent's prior written approval, which approval shall not be unreasonably withheld in the case of any replacement of the Manager with a prominent and experienced real property management company which, at the time of its engagement by Borrower, has under management at least ten (10) first class office buildings in the City of New York comprising not less than five (5) million square feet of net rentable area in the aggregate (in each case exclusive of the Project). Any change in ownership or control of the Manager or the Asset Manager shall be cause for the Administrative Agent to re-approve such Manager and Management Agreement or Asset Manager and Asset Management Agreement, as the case may be. If at any time the Administrative Agent consents to the appointment of a new manager or asset manager, such new manager or asset manager and Borrower shall, as a condition of the Administrative Agent's consent, execute a Manager's Consent and Subordination of Management Agreement or an Asset Manager Comfort Letter, as applicable, in form and substance reasonably satisfactory to the Administrative Agent. Each manager and asset manager shall hold and maintain all necessary licenses, certifications and permits required by law. Borrower shall fully perform all of its covenants, agreements and obligations under the Management Agreement and shall cause the REIT to perform all of its covenants, agreements and obligations under the Asset Management Agreement.

          Section 8.4. Operation; Maintenance; Inspection. Borrower shall observe and comply with all legal requirements applicable to the ownership, use and operation of the Project. Borrower shall maintain the Project in good condition and promptly repair any damage or casualty. Borrower shall permit the Administrative Agent and the Lenders and their agents, representatives and employees, upon reasonable prior notice to Borrower and subject to the rights of tenants at the Project, to inspect the Project and conduct such environmental and engineering studies as the Administrative Agent may require, provided such inspections and studies do not materially interfere with the use and operation of the Project.

          Section 8.5. Taxes on Security. Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Notes or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on the Administrative Agent or any Lender. If there shall be enacted any law (1) deducting the Loans from the value of the Project for the purpose of taxation, (2) affecting any Lien on the Project, or (3) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Borrower shall promptly pay to the Administrative Agent, on demand, all taxes, costs and charges for which the Administrative Agent or any Lender is or may be liable as a result thereof.

          Section 8.6. Legal Existence; Name, Etc. Each of Borrower and the general partner in Borrower shall preserve and keep in full force and effect its existence as a Single Purpose Entity, entity status, franchises, rights and privileges under the laws of the state of its formation, and all qualifications, licenses and permits applicable to the ownership, use and operation of the Project. Neither Borrower nor any general partner of Borrower shall wind up, liquidate, dissolve, reorganize, merge, or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of all or substantially all of its assets, or acquire all or substantially all of the assets of the business of any Person. Borrower and each general partner in Borrower shall conduct business only in its own name and shall not change its name, identity, or organizational structure, or the location of its chief executive office or principal place of business unless Borrower (a) shall have obtained the prior written consent of the Administrative Agent to such change, and (b) shall have taken all actions necessary or requested by the Administrative Agent to file or amend any financing statement or continuation statement to assure perfection and continuation of perfection of security interests under the Loan Documents. Borrower (and each general partner in Borrower), if any, shall maintain its separateness as an entity, including maintaining separate books, records, and accounts and observing corporate and partnership formalities independent of any other entity, shall pay its obligations with its own funds and shall not commingle funds or assets with those of any other entity.

          Section 8.7. Affiliate Transactions. Without the prior written consent of the Administrative Agent, Borrower shall not engage in any transaction affecting the Project with an Affiliate of Borrower. Borrower hereby represents that it and/or the REIT have entered into arrangements with certain Affiliates for the provision by such Affiliates of certain cleaning, asset management, property management and tax consulting services as more particularly described in the agreements referenced in Schedule 8.7 hereto, true, correct and complete copies of which have been delivered to the Administrative Agent, and each of which is hereby approved by the Administrative Agent.

          Section 8.8. Limitation on Other Debt. Except as expressly provided in
Section 8.1, Borrower (and each general partner in Borrower, if any) shall not, without the prior written consent of the Administrative Agent and the Majority Lenders, incur any Debt other than the Loans, the Interest Rate Protection Agreement and trade and operational debt described in subsection (o) of the definition of Single Purpose Entity.

          Section 8.9. Further Assurances. Borrower shall promptly (1) cure any defects in the execution and delivery of the Loan Documents, and (2) execute and deliver, or cause to be executed and delivered, all such other documents, agreements and instruments as the Administrative Agent may reasonably request to further evidence and more fully describe the collateral for the Loans, to correct any ministerial or scriveners omissions in the Loan Documents, to perfect, protect or preserve any liens created under any of the Loan Documents, or to make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith.

          Section 8.10. Estoppel Certificates. Borrower, within ten (10) days after request, shall furnish to the Administrative Agent a written statement, duly acknowledged, setting forth the amount due on the Loans, the terms of payment of the Loans, the date to which interest has been paid, whether any offsets or defenses exist against the Loans and, if any are alleged to exist, the nature thereof in detail, and such other matters as the Administrative Agent reasonably may request; provided, however, that any out-of-pocket costs and expenses reasonably incurred by Borrower in complying with any such requests made by the Administrative Agent more than two (2) times during any twelve (12) month period shall be payable by the Lenders.

          Section 8.11. Notice of Certain Events. Borrower shall promptly notify the Administrative Agent of (1) any Potential Default or Event of Default, together with a detailed statement of the steps being taken to cure such Potential Default or Event of Default; (2) any notice of default received by Borrower or any Borrower Party under other obligations relating to the Project or otherwise material to Borrower's business; and (3) any threatened (in writing) or pending legal, judicial or regulatory proceedings, including any dispute between Borrower and any governmental authority, affecting Borrower or the Project.

          Section 8.12. Indemnification. Borrower shall indemnify, defend and hold the Administrative Agent and each Lender harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including the reasonable fees and actual expenses of their counsel, which may be imposed upon, asserted against or incurred by any of them relating to or arising out of (1) the Project or (2) any of the Loan Documents or the transactions contemplated thereby, including, without limitation, (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any of the Project or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways, (b) any inspection, review or testing of or with respect to the Project, (c) any investigative, administrative, mediation, arbitration, or judicial proceeding, whether or not the Administrative Agent or any Lender is designated a party thereto, commenced or threatened at any time (including after the repayment of the Loans) in any way related to the execution, delivery or performance of any Loan Document or to the Project, (d) any proceeding instituted by any Person claiming a Lien, and (e) any brokerage commissions or finder's fees claimed by any broker or other party in connection with the Loans, the Project, or any of the transactions contemplated in the Loan Documents, except to the extent any of the foregoing (x) is caused by the Administrative Agent's or any Lender's gross negligence or willful misconduct, in which case the party to whom the gross negligence or willful misconduct is attributable (but not any other party) shall not be entitled to the indemnification provided for hereunder to the extent of such gross negligence or willful misconduct, or
(y) arises  from a
dispute among the Lenders or between the Lenders and the Administrative Agent with respect to their respective rights and obligations under the Loan Documents.

          Section 8.13. Payment For Labor and Materials. Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Project, except to the extent the same are being diligently contested by Borrower in good faith and by proper legal proceedings, where appropriate, and never permit to exist beyond the due date thereof in respect of the Project or any part thereof any lien or security interest, even though inferior to the liens and the security interest hereof, and in any event never permit to be created or exist in respect of the Project or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Encumbrances.

          Section 8.14. Alterations. Borrower shall obtain the Administrative Agent's prior written consent, which consent shall not be unreasonably withheld or delayed, to any alterations to any improvements that may have a material adverse effect on Borrower's financial condition, the use, operation or value of the Project or the Actual Net Operating Income with respect to the Project, other than (a) tenant improvement work performed pursuant to the terms of any lease executed on or before the date hereof, (b) tenant improvement work performed pursuant to the terms and provisions of a lease and not adversely affecting any structural component of any improvements, any utility or HVAC system contained in any improvements or the exterior of any building constituting a part of any improvements at the Project, or (c) alterations performed in connection with the restoration of the Project after the occurrence of a casualty in accordance with the terms and provisions of this Agreement.

Section 8.15.     Handicapped Access.


          (1) Borrower (a) agrees that it shall use commercially reasonable efforts to ensure that the Project shall at all times comply with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, "Access Laws") and (b) has no actual knowledge as to the Project's non-compliance with any Access Laws where the failure to so comply could have a material adverse effect on the Project or on the Borrower's ability to repay the Loans in accordance with the terms hereof.

          (2) Notwithstanding any provisions set forth herein or in any other document regarding the Administrative Agent's approval of alterations of the Project, Borrower shall not alter the Project in any manner which would materially increase any Borrower's responsibilities for compliance with the applicable Access Laws without the prior written approval of the Administrative Agent. The foregoing shall apply to tenant improvements constructed by Borrower or by any of its tenants. The Administrative Agent may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer, or other person reasonably acceptable to the Administrative Agent.

          (3) Borrower agrees to give prompt notice to the Administrative Agent of the receipt by Borrower of any written complaints related to violation of any Access Laws with respect to the Project and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

          Section 8.16. Interest Rate Protection Agreement.


          (1) Borrower shall maintain in full force and effect the Interest Rate Protection Agreement during the entire term of the Loans (including during any extension period if Borrower duly exercises the Extension Option) with a counterparty and on terms and conditions which are satisfactory to Administrative Agent in its reasonable discretion. In the event that (1) the Interest Rate Protection Agreement is terminated for any reason or is otherwise unenforceable by the Borrower or (2) the Counterparty to the Interest Rate Protection Agreement fails to maintain a credit rating satisfactory to Administrative Agent, Borrower shall immediately obtain from a financial institution satisfactory to Administrative Agent a replacement interest rate protection agreement in form and substance similar to the Interest Rate
Protection Agreement and deliver to Administrative Agent a favorable legal opinion with respect to the enforceability of such replacement interest rate protection agreement against the counterparty thereunder. Borrower shall not provide the Project as security for any Interest Rate Protection Agreement. Borrower shall pledge to the Administrative Agent (on behalf of the Lenders) all right, title and interest of Borrower in and to all payments owing to or received by Borrower under the Interest Rate Protection Agreement (and any replacement interest rate protection agreement) as additional collateral for the Loans.

          (2) Borrower hereby represents and warrants to Administrative Agent and the Lenders that, in connection with the Borrower's entering into the Interest Rate Protection Agreement, each of The Chase Manhattan Bank and 237 Park Partners, L.L.C. (the successor by conversion to 237 Park Partners, L.P.) have released the Borrower from any and all liability under or in connection with a certain ISDA Master Agreement, dated October 10, 1996 (together with all supplements thereto and trade confirmations thereunder and all amendments, supplements or modifications to any of the foregoing, the "Existing Rate Swap Agreement"), among such parties. To the extent not available and delivered to the Administrative Agent on the date hereof, Borrower shall deliver to the Administrative Agent, within fifteen (15) days after the date hereof, (i) an assignment, assumption and consent agreement among Borrower, The Chase Manhattan Bank and the Counterparty providing for an assignment of the Borrower's rights under the Existing Rate Swap Agreement to the Counterparty, an assumption of the Borrower's obligations under the Existing Rate Swap Agreement by the Counterparty and a consent to such assignment and assumption by The Chase Manhattan Bank, (ii) a release of Borrower by each of The Chase Manhattan Bank and 237 Park Partners, L.L.C. and (iii) a favorable legal opinion with respect to the enforceability of the Interest Rate Protection Agreement against the Counterparty, all in form and substance satisfactory to the Administrative Agent.

                                   ARTICLE 9

                                EVENTS OF DEFAULT
                                -----------------

          Each of the following  shall  constitute an Event of Default under the
Loans:

          Section 9.1. Payments. Borrower's failure to pay any regularly scheduled installment of principal, interest, the Agency Fee, or other amount due under the Loan Documents (including, without limitation, the Swap Reimbursement Obligations, the Swap Guaranty Fee and breakage costs and deposits required to be made into the Accounts) within five (5) days of (and including) the date when due, or Borrower's failure to pay the Loans at the Maturity Date, whether by acceleration or otherwise.

          Section 9.2. Insurance. Borrower's failure to maintain insurance as required under Section 3.1 of this Agreement.

          Section 9.3. Single Purpose Entity. If Borrower breaches its covenant under Section 6.13.


          Section 9.4. Taxes. If any of the Taxes are not paid when the same are due and payable.


          Section 9.5. Sale, Encumbrance, Etc. The sale, transfer, conveyance, pledge, mortgage or assignment of any part or all of the Project, or any interest therein, or of any interest in Borrower, in violation of Section 8.1 of this Agreement.

          Section 9.6. Representations and Warranties. Any representation or warranty made in any Loan Document proves to be untrue in any material respect when made or deemed made.

          Section 9.7. Other Encumbrances. Any default beyond any applicable notice and/or cure periods under any document or instrument, other than the Loan Documents, evidencing or creating a Lien on the Project or any part thereof.

          Section 9.8. Involuntary Bankruptcy or Other Proceeding. Commencement of an involuntary case or other proceeding against Borrower or any Borrower Party (each, a "Bankruptcy Party") which seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 60 days; or an order for relief against a Bankruptcy Party shall be entered in any such case under the Federal Bankruptcy Code.

          Section 9.9. Voluntary Petitions, Etc. Commencement by a Bankruptcy Party of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debts or other liabilities under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any of its property, or consent by a Bankruptcy Party to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by a Bankruptcy Party of a general assignment for the benefit of creditors, or the failure by a Bankruptcy Party, or the admission by a Bankruptcy Party in writing of its inability, to pay its debts generally as they become due, or any action by a Bankruptcy Party to authorize or effect any of the foregoing.

          Section 9.10. Covenants. Borrower's failure to perform or observe any of the agreements and covenants contained in this Agreement or in any of the other Loan Documents and not specified above, and the continuance of such failure for twenty (20) days after notice by the Administrative Agent to Borrower; however, subject to any shorter period for curing any failure by Borrower as specified in any of the other Loan Documents, Borrower shall have an additional period of time (not to exceed (120) days) as may reasonably be necessary in the Administrative Agent's judgment to cure such failure if (1) such failure does not involve the failure to make payments on a monetary obligation; (2) such failure cannot reasonably be cured within twenty (20) days;
(3) Borrower is diligently undertaking to cure such default; and (4) Borrower has provided the Administrative Agent with security reasonably satisfactory to the Administrative Agent against any interruption of payment or impairment of collateral as a result of such continuing failure.


                                   ARTICLE 10

                                    REMEDIES
                                    --------

          Section 10.1. Remedies - Insolvency Events. Upon the occurrence of any Event of Default described in Section 9.8 or 9.9, the obligations of the Lenders to advance amounts hereunder shall immediately terminate, and all amounts due under the Loan Documents immediately shall become due and payable, all without written notice and without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or any other notice of default of any kind, all of which are hereby expressly waived by Borrower; however, if the Bankruptcy Party under Section 9.8 or 9.9 is other than Borrower, then all amounts due under the Loan Documents shall become immediately due and payable at the Administrative Agent's election, in the Administrative Agent's sole discretion.

          Section 10.2. Remedies - Other Events.  Except as set forth in Section
10.1 above, while any Event of Default exists, the Administrative Agent may (1) by written notice to Borrower, declare the entire amount of the Loans to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of default of any kind, all of which are hereby expressly waived by Borrower, (2) terminate the obligation, if any, of the Lenders to advance amounts hereunder, and (3) exercise all rights and remedies therefor under the Loan Documents and at law or in equity.

          Section 10.3. Lender's Right to Perform the Obligations. If Borrower shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents, then while any Event of Default exists, and without notice to or demand upon Borrower and without waiving or releasing any other right, remedy or recourse the Administrative Agent or any Lender may have because of such Event of Default, the Administrative Agent may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Borrower (including, without limitation, Administrative Agent's reimbursements to GECC and/or Lenders of any sums paid by reason of a default by Borrower under the Interest Rate Protection Agreement, including, without limitation, any such reimbursement for Swap Reimbursement Obligations and Swap Guaranty Fees), and shall have the right to enter upon the Project for such purpose and to take all such action thereon and with respect to the Project as it may deem necessary or appropriate. If the Administrative Agent shall elect to pay any sum due with reference to the Project, the Administrative Agent may do so in reliance on any bill, statement or assessment procured from the appropriate governmental authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Loan Documents, the Administrative Agent shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. Additionally, if any Hazardous Materials affect or threaten to affect the Project, the Administrative Agent may (but shall not be obligated to) give such notices and take such actions as it deems necessary or advisable in order to abate the discharge of any Hazardous Materials or remove the Hazardous Materials. Borrower shall indemnify, defend and hold the Administrative Agent and the Lenders harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including reasonable attorneys' fees and disbursements, incurred or accruing by reason of any acts performed by the Administrative Agent or any Lender pursuant to the provisions of this Section 10.3, including those arising from the joint, concurrent, or comparative negligence of the Administrative Agent and any Lender, except as a result and to the extent of the Administrative Agent's or any Lender's gross negligence or willful misconduct. All sums paid by the Administrative Agent pursuant to this Section 10.3, and all other sums expended by the Administrative Agent or any Lender to which it shall be entitled to be indemnified, together with interest thereon at the Default Rate from the date of such payment or expenditure until paid, shall constitute additions to the Loans, shall be secured by the Loan Documents and shall be paid by Borrower to the Administrative Agent upon demand.

                                   ARTICLE 11

                                  MISCELLANEOUS
                                  -------------

          Section 11.1. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by telecopy (provided an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 11.1) to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof. Any communication so addressed and mailed shall be deemed to be given on the earliest of (1) when actually delivered, (2) on the first Business Day after deposit with an overnight air courier service, or (3) on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee, and any communication so delivered in person shall be deemed to be given when receipted for by, or


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actually received by the Administrative Agent, a Lender or Borrower, as the case may be. If given by telecopy, a notice shall be deemed given and received when the telecopy is transmitted to the party's telecopy number specified above, and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next Business Day if not confirmed during normal business hours, and an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section
11.1. Any party may designate a change of address by written notice to each other party by giving at least ten (10) days prior written notice of such change of address.

          Section 11.2. Amendments, Waivers, Etc.

          (1) Subject to any consents required pursuant to this Section 11.2 and any other provisions of this Agreement and any other Loan Document which expressly require the consent, approval or authorization of the Majority Lenders, this Agreement and any other Loan Document may be modified or supplemented only by an instrument in writing signed by the Borrower and the Administrative Agent; provided that, the Administrative Agent may (without any Lender's consent) give or withhold its agreement to any amendments of the Loan Documents or any waivers or consents in respect thereof or exercise or refrain from exercising any other rights or remedies which the Administrative Agent may have under the Loan Documents or otherwise provided that such actions do not, in the Administrative Agent's judgment reasonably exercised, materially adversely affect the value of any collateral, taken as a whole, or represent a departure from Administrative Agent's standard of care described in Section 13.5 (and the assignment or granting of a participation by GECC of any interest in the Loans it may have shall not limit or otherwise affect its discretion in respect of any of the foregoing), except that the Administrative Agent will not, without the consent of all of the Lenders, agree to the following (provided that no Lender's consent shall be required for any of the following which are otherwise required under the Loan Documents): (a) reduce the principal amount of the Loans or reduce the interest rate thereon; (b) extend any stated payment date for principal of or interest on the Loans payable to such Lender; (c) release the Borrower or any other party from liability under the Loan Documents; (d) release or subordinate in whole or in part any material portion of the collateral given as security for the Loans; (e) modify any of the provisions of this Section, the definition of "Majority Lenders" or any other provision in the Loan Documents specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder; (f) modify the terms of any Event of Default; or (g) consent to (i) the sale, transfer or encumbrance of any portion of the Project (or any interest therein) or any direct or indirect ownership interest therein and (ii) the incurrence by Borrower of any additional indebtedness secured by the Project, in each case to the extent (and subject to any standard of reasonability) such consent is required under the Loan Documents.

          (2) Notwithstanding anything to contrary contained in this Agreement, any modification or supplement of Article 13, or of any of the rights or duties of the Administrative Agent hereunder, shall require the consent of the Administrative Agent.

          Section 11.3. Limitation on Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, all agreements between Borrower, the Administrative Agent and the Lenders with respect to the Loans are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount


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paid or agreed to be paid to the  Administrative  Agent or any Lender or charged by any Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law. If the Loans would be usurious under applicable law (including the laws of the State and the laws of the United States of America), then, notwithstanding anything to the contrary in the Loan Documents: (1) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken,
reserved,   charged  or  received  under  the  Loan  Documents  shall  under  no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Notes by the holders thereof (or, if the Notes have been paid in full, refunded to Borrower); and (2) if maturity is accelerated by reason of an election by the Administrative Agent in accordance with the terms hereof, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law. In such case, excess interest, if any, provided for in the Loan Documents or otherwise, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full so that the actual rate of interest is uniform through the term hereof. If such amortization, proration, allocation and spreading is not permitted under applicable law, then such excess interest shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Notes (or, if the Notes have been paid in full, refunded to Borrower). The terms and provisions of this Section
11.3 shall control and supersede every other provision of the Loan Documents. The Loan Documents are contracts made under and shall be construed in accordance with and governed by the laws of the State, except that if at any time the laws of the United States of America permit the Lenders to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the laws of the State (whether such federal laws directly so provide or refer to the law of any state), then such federal laws shall to such extent govern as to the rate of interest which the Lenders may contract for, take, reserve, charge or receive under the Loan Documents.

          Section 11.4. Invalid Provisions. If any provision of any Loan Document is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.

          Section 11.5. Reimbursement of Expenses. Borrower shall pay to or reimburse the Administrative Agent and/or the Lenders on demand of the applicable party for: (1) all expenses incurred by the Administrative Agent in connection with the Loans, including fees and expenses of the Administrative Agent's attorneys, environmental, engineering and other consultants, and fees, charges or taxes for the negotiation, recording or filing of Loan Documents, (2) all expenses of the Administrative Agent in connection with the administration of the Loans, including audit costs, inspection fees, settlement of condemnation and casualty awards, and premiums for title insurance and endorsements thereto,
(3) all of the Administrative Agents and/or the initial Lenders' reasonable costs and expenses (including reasonable fees and disbursements of the Administrative Agent's and/or the initial Lenders' external counsel) incurred in connection with


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


the syndication of the Loans to the Lenders, and (4) for all amounts expended, advanced or incurred by the Administrative Agent and the Lenders to collect the Notes, or to enforce the rights of the Administrative Agent and the Lenders under this Agreement or any other Loan Document, or to defend or assert the rights and claims of the Administrative Agent and the Lenders under the Loan Documents or with respect to the Project (by litigation or other proceedings, and except to the extent of any enforcement actions by Administrative Agent against a Lender, by a Lender against Administrative Agent and by a Lender against another Lender), which amounts will include all court costs, attorneys' fees and expenses, fees of auditors and accountants, and investigation expenses as may be incurred by the Administrative Agent and the Lenders in connection with any such matters (whether or not litigation is instituted), together with interest at the Default Rate on each such amount from the date of disbursement until the date of reimbursement to the Administrative Agent and the Lenders, all of which shall constitute part of the Loans and shall be secured by the Loan Documents.

          Section 11.6. Approvals; Third Parties; Conditions. All approval rights retained or exercised by the Administrative Agent and the Lenders with respect to leases, contracts, plans, studies and other matters are solely to facilitate the Lenders' credit underwriting, and shall not be deemed or construed as a determination that the Lenders have passed on the adequacy thereof for any other purpose and may not be relied upon by Borrower or any other Person. This Agreement is for the sole and exclusive use of the Administrative Agent, the Lenders and Borrower and may not be enforced, nor relied upon, by any Person other than the Administrative Agent, the Lenders and Borrower. All conditions of the obligations of the Administrative Agent and the Lenders hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of the Administrative Agent and the Lenders, their successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that the Lenders will refuse to make advances in the absence of strict compliance with any or all of such conditions, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the Administrative Agent and the Lenders at any time in their sole discretion.

          Section 11.7. Lenders and Administrative Agent Not in Control; No Partnership. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give the Administrative Agent or any Lender the right or power to exercise control over the affairs or management of Borrower, the power of the Administrative Agent and the Lenders being limited to the rights to exercise the remedies referred to in the Loan Documents. The relationship between Borrower and the Lenders is, and at all times shall remain, solely that of debtor and creditor. No covenant or provision of the Loan Documents is intended, nor shall it be deemed or construed, to create a partnership, joint venture, agency or common interest in profits or income between the Administrative Agent, the Lenders and Borrower or to create an equity in the Project in the Administrative Agent or any Lender. The
Administrative Agent and the Lenders neither undertake nor assume any responsibility or duty to Borrower or to any other person with respect to the Project or the Loans, except as expressly provided in the Loan Documents; and notwithstanding any other provision of the Loan Documents: (1) neither the Administrative Agent nor any Lender is, nor shall be construed as, a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of Borrower or its stockholders, members, or partners and neither the Administrative Agent nor any Lender intends to ever assume such status; (2) no Lender or the Administrative Agent shall in any


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


event be liable for any Debts, expenses or losses incurred or sustained by Borrower; and (3) no Lender or the Administrative Agent shall be deemed responsible for or a participant in any acts, omissions or decisions of Borrower or its stockholders, members, or partners. The Administrative Agent, the Lenders and Borrower disclaim any intention to create any partnership, joint venture, agency or common interest in profits or income between the Administrative Agent, the Lenders and Borrower, or to create an equity in the Project in the Administrative Agent or any Lender, or any sharing of liabilities, losses, costs or expenses.

          Section 11.8. Brokers. Borrower hereby represents to the Administrative Agent and each Lender that Borrower has not dealt with any broker, underwriters, placement agent, or finder in connection with the transactions contemplated by this Agreement and the other Loan Documents, other than Victor Capital Group, L.P. (the "Broker"). Borrower hereby agrees to pay all fees and commissions due and payable to Broker and to indemnify and hold the Administrative Agent and each Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person (including Broker) that such Person acted on behalf of Borrower in connection with the transactions contemplated herein.

          Section 11.9. Time of the Essence. Time is of the essence with respect to this Agreement.


          Section 11.10. Successors and Assigns; Secondary Market Transactions.


          (1) This Agreement shall be binding upon and inure to the benefit of the Administrative Agent, the Lenders and Borrower and the respective successors and permitted assigns, provided that neither Borrower nor any other Borrower Party shall, without the prior written consent of the Administrative Agent and all of the Lenders, assign any rights, duties or obligations hereunder, except as may otherwise be expressly provided in the Loan Documents.

          (2) Borrower acknowledges that Administrative Agent and each Lender and its respective successors and assigns may without notice to or consent from Borrower (a) sell this Agreement, the Mortgage, the Notes, the other Loan Documents, and any and all servicing rights thereto, or any portions thereof, to one or more investors, (b) participate and/or syndicate the Loans to one or more investors, (c) deposit this Agreement, the Notes and the other Loan Documents, or any portions thereof, with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (d) otherwise sell, transfer or assign the Loans or interests therein in one or more transactions to investors (the transactions referred to in clauses (a) through
(d) are hereinafter each referred to as a "Secondary Market Transaction"). Borrower shall reasonably cooperate with the Administrative Agent and each Lender in effecting any such Secondary Market Transaction and shall reasonably cooperate and use all reasonable efforts to satisfy the market standards to which the Administrative Agent and each Lender customarily adheres or which may be reasonably required by any participant, investor, purchaser or any rating agency involved in any Secondary Market Transaction (including, without limitation, delivery of opinions of counsel in form and substance similar to the opinions of counsel delivered to the Administrative Agent on the date hereof). Borrower shall provide such information and documents relating to the Borrower and the Project as the Administrative Agent and each Lender may reasonably request in connection with such Secondary Market Transaction.


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


In addition, Borrower shall make available to the Administrative Agent and the Lenders all information concerning the Project, its business and operations that the Administrative Agent and the Lenders may reasonably request. The Administrative Agent and the Lenders shall be permitted to share all information with the participants, investors, purchasers, investment banking firms, rating agencies, accounting firms, law firms and third-party advisory firms involved with the Loans and Loan Documents or the applicable Secondary Market Transaction. The Administrative Agent and the Lenders and all of the aforesaid participants, investors, purchasers, advisors, rating agencies and professional firms shall be entitled to rely on the information supplied by or on behalf of Borrower. Borrower also agrees to execute any amendment of or supplement to this Agreement and the other Loan Documents as the Administrative Agent and the Lenders may reasonably request in connection with any Secondary Market Transaction, provided that such amendment or supplement does not change the economic terms of the Loan or materially increase Borrower's duties, responsibilities or liabilities under the Loan Documents.

          (3) The Notes may hereafter be split, severed and subdivided, by exchange of the Notes for promissory notes of lesser denominations or otherwise, and, in such event, Borrower shall promptly execute additional or replacement Notes. At no time shall the aggregate original principal amount of such replacement promissory notes exceed the outstanding principal amount of the Loans as of the date of execution of such replacement promissory notes, nor shall such replacement promissory notes be (in the aggregate) on terms and conditions materially different from those set forth in the Notes proposed to be replaced.

          Section 11.11. Renewal, Extension or Rearrangement. All provisions of the Loan Documents shall apply with equal effect to each and all promissory notes and amendments thereof hereinafter executed which in whole or in part represent a renewal, extension, increase or rearrangement of the Loans. For portfolio management purposes, the Lenders may elect to divide the Loans into two or more separate loans evidenced by separate promissory notes so long as the payment and other obligations of Borrower are not effectively increased or otherwise modified. Borrower agrees to cooperate with the Administrative Agent and the Lenders and to execute such documents as the Administrative Agent reasonably may request to effect such division of the Loans.

          Section 11.12. Waivers. No course of dealing on the part of the Administrative Agent or any Lender, their officers, employees, consultants or agents, nor any failure or delay by the Administrative Agent or any Lender with respect to exercising any right, power or privilege of the Administrative Agent or any Lender under any of the Loan Documents, shall operate as a waiver thereof.

          Section 11.13. Cumulative Rights. Rights and remedies of the Administrative Agent and the Lenders under the Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

          Section 11.14. Singular and Plural. Words used in this Agreement and the other Loan Documents in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular in this Agreement and the other Loan


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


Documents shall apply to such words when used in the plural where the context so permits and vice versa.

          Section 11.15. Phrases. When used in this Agreement and the other Loan Documents, the phrase "including" shall mean "including, but not limited to," the phrases "satisfactory to any Lender" or "satisfactory to the Administrative Agent" shall mean in form and substance satisfactory to such Lender or the Administrative Agent, as the case may be, in all respects, the phrases "with Lender's consent", "with Lender's approval", "with the Administrative Agent's consent" or "with the Administrative Agent's approval" shall mean such consent or approval at Lender's or the Administrative Agent's, as the case may be, discretion, and the phrases "acceptable to Lender" or "acceptable to the Administrative Agent" shall mean acceptable to Lender or the Administrative Agent, as the case may be, at such party's sole discretion."

          Section 11.16. Exhibits and Schedules. The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein.

          Section 11.17. Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Agreement and the other Loan Documents or the exhibits hereto and thereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

          Section 11.18. Promotional Material. Borrower authorizes the Administrative Agent and each Lender to issue press releases, advertisements and other promotional materials in connection with the Administrative Agent's or such Lender's own promotional and marketing activities, and describing the Loans in general terms or in detail and the Administrative Agent's or such Lender's participation in the Loans. All references to the Administrative Agent or any Lender contained in any press release, advertisement or promotional material issued by Borrower shall be approved in writing by the Administrative Agent and such Lender in advance of issuance.

          Section 11.19. Survival. All of the reimbursement and indemnification obligations of Borrower hereunder (including those relating to environmental matters under Article 4, subject to the terms of Article 4, and the obligations under Sections 2.7(1), 2.7(5) and 2.7(6)), and under the reimbursmement and indemnification provisions of the other Loan Documents shall survive (a) the repayment in full of the Loans and the release of the Liens evidencing or securing the Loans, (b) the transfer (by sale, foreclosure, conveyance in lieu of foreclosure or otherwise) of any or all right, title and interest in and to the Project to any party, whether or not an Affiliate of Borrower and (c) in the case of any Lender that may assign any interest in its Commitment or Loans hereunder in accordance with the terms of this Agreement, the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder.

          Section 11.20. WAIVER OF JURY TRIAL. BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN


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


RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE LOANS OR THE PROJECT (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND EACH LENDER TO ENTER THIS AGREEMENT.

          Section 11.21. Waiver of Punitive or Consequential Damages. None of the Administrative Agent, the Lenders or Borrower shall be responsible or liable to the other or to any other Person for any punitive, exemplary or consequential damages which may be alleged as a result of the Loans or the transaction contemplated hereby, including any breach or other default by any party hereto.

          Section 11.22. Governing Law

          (1) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY THE ADMINISTRATIVE AGENT AND LENDERS AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTES DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROJECT IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER, THE ADMINISTRATIVE AGENT AND LENDERS HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTES, AND THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.


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


          (2) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR BORROWER ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS MAY AT THE ADMINISTRATIVE AGENT'S OPTION (WHICH DECISION SHALL BE MADE BY THE MAJORITY LENDERS) BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT BATTLE FOWLER LLP, 75 EAST 55TH STREET, NEW YORK, NEW YORK 10022-3205,
ATTENTION: ROBERT J. WERTHEIMER, ESQ. AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (A) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (B) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (C) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

          Section 11.23. Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Administrative Agent, the Lenders and Borrower and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

          Section 11.24. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

          Section 11.25. Assignments and Participations.


          (1) Assignments by Borrower. Except as may otherwise be expressly provided in the Loan Documents, Borrower may not assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Administrative Agent.


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


          (2) Assignments by the Lenders. Each Lender may assign all or any portion of its interest in its Loans, its Note and its Commitment (but only with the consent of the Administrative Agent); provided that:

          (a) no such consent by the Administrative Agent shall be required in the case of any assignment (i) by any Lender to another Lender or an affiliate of such Lender or such other Lender or (ii) by CMF Capital Company, LLC to GECC or an affiliate of GECC;

          (b) except to the extent the Administrative Agent shall otherwise consent, any partial assignment (other than to another Lender or an affiliate of a Lender) shall be in an amount at least equal to $10,000,000;

          (c) each such assignment (including an assignment to another Lender or an affiliate of a Lender) by a Lender of its Loans or Commitment shall be made in such manner so that the same portion of its Loans and Commitment is assigned to the respective assignee;

          (d) subject to the applicable Lender's compliance with the provisions of clauses (b) and (c) above, the Administrative Agent's consent to an assignment shall not be unreasonably withheld, delayed or conditioned if (i) in the reasonable judgment of the Administrative Agent, such assignment is made to a reputable institutional investor with substantial experience in real estate lending and originating mortgage loans similar to the Loans, and a financial net worth of at least $100,000,000, (ii) such assignment is first offered to the Administrative Agent in accordance with the terms and conditions of a separate agency agreement among the Administrative Agent and the Lenders, and (iii) the provisions of clause (e) have been satisfied; and

          (e) upon execution and delivery by the assignee (even if already a Lender) to Borrower and the Administrative Agent of an Assignment and Acceptance pursuant to which such assignee agrees to become a "Lender" hereunder in respect of the interest to be so assigned, and upon consent thereto by the Administrative Agent to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Administrative Agent), the obligations, rights and benefits of a Lender hereunder holding the Commitment and Loans (or portions thereof) assigned to it (in addition to the Commitment and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment (or portion thereof) so assigned. Upon each such assignment, the assigning Lender (and not the Borrower) shall pay the Administrative Agent a processing and recording fee of $3,500 and the reasonable fees and disbursements of the Administrative Agent's counsel incurred in connection therewith.

          (3) Participations. A Lender may sell or agree to sell to one or more other Persons (each a "Participant") a participation in all or any part of any Loans held by it, or in its Commitment, provided that such Participant shall not have any rights or obligations under this Agreement or any Note or any other Loan Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender and the applicable Participant). All amounts payable by Borrower to any Lender under Section 2.7 in respect of Loans held by it and its Commitment shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans and Commitment, and as if


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


such Lender were funding each of such Loans and Commitment in the same way that it is funding the portion of such Loans and Commitment in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Loan Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term of such Lender's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee or (v) consent to any modification, supplement or waiver hereof or of any of the other Loan Documents to the extent that the same, under Section 11.2, requires the consent of each Lender.

          (4) Certain Pledges. In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.25 (but without being subject thereto), any Lender may (without notice to Borrower, the Administrative Agent or any other Lender and without payment of any fee) assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any operating circular issued by such Federal Reserve Bank, and such Loans and Note shall be fully transferable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder.

          (5) Provision of Information to Assignees and Participants. A Lender may furnish any information concerning Borrower or any of its Affiliates in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

          (6) No Assignments to Borrower or Affiliates. Anything in this Section
11.25 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to Borrower or any of Borrower's Affiliates without the prior consent of all Lenders.

                                   ARTICLE 12

                            LIMITATIONS ON LIABILITY
                            ------------------------

          Section 12.1. Limitation on Liability. Notwithstanding anything to the contrary contained in this Agreement or in any of the Loan Documents, except as provided below, neither Borrower nor any Borrower Party shall be personally liable for amounts due under the Loan Documents. Borrower shall be personally liable to the Administrative Agent and the Lenders for any deficiency, loss or damage suffered by the Administrative Agent or any Lender because of: (1) Borrower's commission of a criminal act; (2) the failure to comply with provisions of the Loan Documents prohibiting the sale, transfer or encumbrance of the Project, any other collateral, or any direct or indirect ownership interest in Borrower; (3) the misapplication by Borrower or any Borrower Party of any funds derived from the Project, including security deposits, insurance proceeds and condemnation awards; (4) the fraud or misrepresentation by


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


Borrower or any Borrower Party made in or in connection with the Loan Documents or the Loan; (5) Borrower's collection of rents more than one month in advance or entering into or modifying leases, or receipt of monies by Borrower or any Borrower Party in connection with the modification of any leases, in violation of this Agreement or any of the other Loan Documents; (6) Borrower's application of the rents, security deposits or any other payments in respect of the leases and other income of the Project or any other collateral in contravention of the Loan Documents; (7) Borrower's interference with the Administrative Agent's exercise of rights under the Assignment of Rents and Leases; (8) Borrower's failure to maintain insurance as required by this Agreement or to pay any taxes or assessments affecting the Project or any mortgage recording or similar taxes required to be paid by any Person in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents; (9) damage or destruction to the Project caused by the acts or omissions of Borrower, its agents, employees, or contractors; (10) Borrower's obligations with respect to environmental matters under Article 4; (11) Borrower's failure to pay for any loss, liability or expense (including attorneys' fees) incurred by the Administrative Agent or any Lender arising out of any claim or allegation made by Borrower, its successors or assigns, or any creditor of Borrower, that this Agreement establishes a joint venture, partnership or similar arrangement between Borrower, the Administrative Agent and any Lender; (12) any brokerage commission or finder's fees claimed in connection with the transactions contemplated by the Loan Documents establish a joint venture, partnership or other similar arrangement between Borrower, the Administrative Agent and any Lender; or (13) the Swap Reimbursement Obligations. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, (A) neither the Administrative Agent nor the Lenders shall be deemed to have waived any right which the Administrative Agent or any Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the United States Bankruptcy Code, as such sections may be amended, to file a claim for the full amount due to the Administrative Agent or such Lender under the Loan Documents or to require that all collateral shall continue to secure the amounts due under the Loan Documents, and (B) the Indebtedness shall be fully recourse to Borrower in the event that: (I) there is a default under Section 9.9 hereof; (II) Borrower fails to obtain the Administrative Agent's prior written consent to any subordinate financing or other voluntary lien encumbering the Project; or (III) Borrower fails to obtain the Administrative Agent's prior written consent to any assignment, transfer, or conveyance of the Project or any interest therein as required by the Loan Documents.

          Section 12.2. Limitation on Liability of the Administrative Agent's and the Lenders' Officers, Employees, etc. Any obligation or liability whatsoever of the Administrative Agent or any Lender which may arise at any time under this Agreement or any other Loan Document shall be satisfied, if at all, out of the Administrative Agent's or such Lender's respective assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of the Administrative Agent's or any Lender's shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.


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


                                   ARTICLE 13

                            THE ADMINISTRATIVE AGENT
                            ------------------------

          Section 13.1. Appointment, Powers and Immunities. Each Lender hereby appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 13.5 and the first sentence of Section 13.6 shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

                    (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender;

                    (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by Borrower or any other Person to perform any of its obligations hereunder or thereunder; and

                    (c) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except to the extent any such action taken or omitted violates the Administrative Agent's standard of care set forth in the first sentence of Section 13.5.

          The Administrative Agent may employ agents and attorneys-in-fact, and may delegate all or any part of its obligations hereunder, to third parties and shall not be responsible for the negligence or misconduct of any such agents, attorneys-in-fact or third parties selected by it in good faith. The Administrative Agent may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent.

          Section 13.2. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders, and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.


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


          Section 13.3. Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Potential Default or Event of Default unless the Administrative Agent has received notice from a Lender or Borrower specifying such Potential Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Potential Default or Event of
Default, the Administrative Agent shall give prompt notice thereof to the Lenders, with the Administrative Agent hereby agreeing to endeavor to give such notice to the Lenders within two (2) Business Days after Administrative Agent receives a notice of such occurrence. The Administrative Agent shall (subject to
Section 13.7) take such action with respect to such Potential Default or Event of Default and other matters relating to the Loans as shall be directed by the Lenders in accordance with a separate agreement entered into by the Administrative Agent and the Lenders.

          Section 13.4. Rights as a Lender. If a Lender is also acting as Administrative Agent, then, with respect to the Commitment and the Loans made by such Lender, such Lender (and any successor acting as a Lender and as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Such Lender (and any successor acting as a Lender and as Administrative Agent) and its affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of lending, trust or other business with Borrower (and any of its Affiliates) as if it were not acting as the Administrative Agent, and such Lender and its affiliates may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

          Section 13.5. Standard of Care; Indemnification. In performing its duties under the Loan Documents, the Administrative Agent will exercise the same degree of care as GECC normally exercises in connection with real estate loans in which no syndication or participations are involved, but the Administrative Agent shall have no further responsibility to any Lender except as expressly provided herein and except for its own gross negligence or willful misconduct which resulted in actual loss to such Lender, and, except to such extent, the Administrative Agent shall have no responsibility to any Lender for the failure by the Administrative Agent to comply with any of the Administrative Agent's obligations to Borrower under the Loan Documents or otherwise. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 11.5, but without limiting the obligations of Borrower under Section 11.5) ratably in accordance with the aggregate principal amount of the Loans held by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that Borrower is obligated to pay under Section 11.5, but excluding, unless a Event of Default has occurred and is continuing,


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


normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the Administrative Agent's breach of its standard of care set forth in the first sentence of this Section.

          Section 13.6. Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and its Affiliates and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document. Subject to the provisions of the first sentence of Section 13.5, the Administrative Agent shall not be required to keep itself informed as to the performance or observance by Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the Project or the books of Borrower or any of its Affiliates. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or as otherwise agreed by the Administrative Agent and the Lenders, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of Borrower or any of its Affiliates that may come into the possession of the Administrative Agent or any of its affiliates.

          Section 13.7. Failure to Act. Except for action expressly required of the Administrative Agent hereunder or under any other Loan Document, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 13.5 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          Section 13.8. Resignation of Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Lenders and Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent which shall be a financial institution that has (a) an office in New York, New York with a combined capital and surplus of at least $500,000,000 and (b) knowledge and experience comparable to the resigning Administrative Agent's knowledge and experience in the servicing of loans similar to the Loans hereunder. In the event of any such resignation, the Borrower, the Lenders, the resigning Administrative Agent and the successor Administrative Agent shall cooperate with one another and take such steps as may reasonably be required in order to ensure that the Swap Reimbursement Obligations and Swap Guaranty Fee continue to be secured by the Lien of the Mortgage. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation of the retiring Administrative Agent, then the retiring Administrative Agent's resignation shall nonetheless become effective and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and

(ii) the Majority Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Majority Lenders appoint a successor agent as provided for above in this Section 13.8. In addition, the Administrative Agent may be removed for cause at any time by the Majority Lenders if the Administrative Agent performs its functions hereunder in a grossly negligent manner or commits willful misconduct, provided that, prior to such removal, GECC (if it is acting as Administrative Agent) is released from any and all obligations under the Interest Rate Guaranty. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this Section 13.8). The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 13 and Section 11.5 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

                            [Signature Pages Follow]

           EXECUTED as of the date first written above.

LENDER:         GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation


                By:  /s/ Douglas A. Ewing
                     -----------------------------
                     Name:  Douglas A. Ewing
                     Title:  Authorized Signatory

                Address for Notices:

                General Electric Capital Corporation
                125 Park Avenue
                New York, New York 10017
                Attention: Mr. Rick Aurilio
                Telecopier No.: (212) 573-9733

                Lending Office for Eurodollar and
                Alternate Base Rate Loans:

                General Electric Capital Corporation
                125 Park Avenue
                New York, New York 10017
                Attention: Mr. Rick Aurilio
                Telecopier No.: (212) 573-9733

BORROWER:       1290 PARTNERS, L.P., a Delaware limited partnership
                By:  1290 GP Corp., a Delaware corporation, its general partner

                     By: /s/ Andrew S. Cohen
                        --------------------------------
                        Name:  Andrew S. Cohen
                        Title: Vice President

                Address for Notices:

                1290 Partners, L.P.
                c/o Victor Capital Group, L.P.
                605 Third Avenue
                New York, NY  10158
                Attention:  Ms. Jeremy FitzGerald
                Telecopier No.:  (212) 655-0044

ADMINISTRATIVE AGENT:        GENERAL ELECTRIC CAPITAL CORPORATION,
                             as Administrative Agent


                             By /s/ Douglas A. Ewing
                               ------------------------------------
                               Name:   Douglas A. Ewing
                               Title:  Authorized Signatory

                             Address for Notices to the
                             Administrative Agent:

                             General Electric Capital Corporation
                             125 Park Avenue
                             New York, New York 10017
                             Attention: Rick Aurilio
                             Telecopier No.: (212) 573-9733